TECHNICAL REPORT SUMMARY FRAC SAND RESOURCES AND RESERVES PIRANHA AND TAYLOR MINES Barron and Jackson Counties, Wisconsin Prepared For MAMMOTH ENERGY SERVICES By John T. Boyd Company Mining and Geological Consultants Pittsburgh, Pennsylvania, USA Report No. 3756.007 FEBRUARY 2022 John T. Boyd Company Mining and Geological Consultants February 28, 2022 File: 3756.007 Mammoth Energy Services 4727 Gaillardia Parkway, Suite 200 Oklahoma City, OK 73142 Attention: Mr. Mark Layton Chief Financial Officer Subject: Technical Report Summary Frac Sand Resources and Reserves Piranha and Taylor Mines Barron and Jackson Counties, Wisconsin Dear Mr. Layton: This Subpart 1300 and Item 601(b)(96) of the US Securities and Exchange Commission’s (SEC) Regulation S-K-compliant (S-K 1300) technical report summary provides the results of John T. Boyd Company’s (BOYD) independent estimate of the frac (proppant) sand resources and reserves for Mammoth Energy Services’ (Mammoth) Piranha and Taylor mines as of December 31, 2021. We wish to acknowledge the cooperation of Mammoths’ management and staff for providing the technical, financial, and legal information used in completing this project. Our findings are based on BOYD’s extensive experience in preparing frac sand resource and reserve estimates used in SEC filings, and our knowledge of frac sand mining in Wisconsin and throughout North America. Respectfully submitted, JOHN T. BOYD COMPANY By: John T. Boyd II President and CEO Q:\ENG_WP\3756.007 Mammoth - S-K 1300 P&T\WP\Rpt\Cover Letter.docx Chairman James W. Boyd President and CEO John T. Boyd II Managing Director and COO Ronald L. Lewis Vice Presidents Robert J. Farmer Matthew E. Robb John L. Weiss Michael F. Wick William P. Wolf Managing Director - Australia George Cumplido Managing Director - China Jisheng (Jason) Han Managing Director – South America Carlos F. Barrera Managing Director – Metals Gregory B. Sparks Pittsburgh 4000 Town Center Boulevard, Suite 300 Canonsburg, PA 15317 (724) 873-4400 (724) 873-4401 Fax jtboydp@jtboyd.com Denver (303) 293-8988 jtboydd@jtboyd.com Brisbane 61 7 3232-5000 jtboydau@jtboyd.com Beijing 86 10 6500-5854 jtboydcn@jtboyd.com Bogota +57-3115382113 jtboydcol@jtboyd.com www.jtboyd.com JOHN T. BOYD COMPANY TABLE OF CONTENTS Page LETTER OF TRANSMITTAL TABLE OF CONTENTS GLOSSARY AND ABBREVIATIONS 1.0 EXECUTIVE SUMMARY ............................................................................. 1-1 1.1 Introduction ....................................................................................... 1-1 1.2 Property Description and Control ...................................................... 1-1 1.3 Geology ............................................................................................. 1-2 1.4 Exploration ........................................................................................ 1-4 1.4.1 Piranha ................................................................................... 1-4 1.4.2 Taylor ..................................................................................... 1-4 1.5 Frac Sand Reserves and Quality ...................................................... 1-5 1.5.1 Piranha ................................................................................... 1-7 1.5.2 Taylor ..................................................................................... 1-7 1.6 Operations ......................................................................................... 1-8 1.6.1 Mining .................................................................................... 1-8 1.6.2 Processing and Shipping ....................................................... 1-8 1.6.3 Infrastructure ....................................................................... 1-10 1.7 Financial Analysis ........................................................................... 1-10 1.7.1 Market Analysis ................................................................... 1-10 1.7.2 Sales, Production, and Cost Forecast ................................ 1-15 1.7.3 Economic Analysis ............................................................... 1-17 1.8 Regulation and Liabilities ................................................................ 1-19 1.9 Conclusions ..................................................................................... 1-20 2.0 INTRODUCTION .......................................................................................... 2-1 2.1 Registrant and Purpose .................................................................... 2-1 2.2 Terms of Reference .......................................................................... 2-1 2.3 Expert Qualifications ......................................................................... 2-3 2.4 Principal Sources of Information ....................................................... 2-3 2.4.1 Site Visits .............................................................................. 2-4 2.4.2 Reliance on Information Provided by the Registrant ............ 2-4 2.5 Effective Date .................................................................................... 2-4 2.6 Units of Measure ............................................................................... 2-5 3.0 PROPERTY OVERVIEW ............................................................................. 3-1 3.1 Description and Location .................................................................. 3-1 3.1.1 Piranha Operation ..................................................................... 3-1 3.1.2 Taylor Operation ....................................................................... 3-1 3.2 History ............................................................................................... 3-1 TABLE OF CONTENTS - Continued Page JOHN T. BOYD COMPANY 3.2.1 Piranha Operation .................................................................. 3-1 3.2.2 Taylor Operation .................................................................... 3-2 3.3 Property Control ................................................................................ 3-2 3.3.1 Piranha Operation ................................................................. 3-2 3.3.2 Taylor Operation .................................................................... 3-2 3.4 Adjacent Properties ........................................................................... 3-3 3.5 Regulation and Liabilities .................................................................. 3-3 3.6 Accessibility, Local Resources, and Infrastructure .......................... 3-3 3.6.1 Piranha Operation ..................................................................... 3-3 3.6.2 Taylor Operation ...................................................................... 3-4 3.7 Physiography .................................................................................... 3-4 3.7.1 Piranha Operation .................................................................. 3-4 3.7.2 Taylor Operation .................................................................... 3-5 3.8 Climate .............................................................................................. 3-5 3.8.1 Piranha Property ....................................................................... 3-5 3.8.2 Taylor Property ......................................................................... 3-6 4.0 GEOLOGY .................................................................................................... 4-1 4.1 Regional Geology ............................................................................. 4-1 4.2 Local Stratigraphy ............................................................................. 4-1 4.2.1 Piranha Operation .................................................................. 4-1 4.2.2 Taylor Operation ................................................................... 4-3 4.3 Frac Sand Geology ........................................................................... 4-3 5.0 EXPLORATION DATA ................................................................................. 5-1 5.1 Background ....................................................................................... 5-1 5.2 Exploration Procedures .................................................................... 5-1 5.2.1 Drilling and Sampling ............................................................. 5-1 5.2.2 Frac Sand Quality Testing ..................................................... 5-3 5.2.3 Other Exploration Methods ................................................... 5-3 5.3 Laboratory Testing Results ............................................................... 5-3 5.3.1 Grain Size Distribution ........................................................... 5-3 5.3.2 Grain Shape (Sphericity and Roundness) ............................. 5-4 5.3.3 Crush Resistance ................................................................... 5-4 5.3.4 Acid Solubility ......................................................................... 5-5 5.3.5 Turbidity ................................................................................. 5-5 5.3.6 Quality Summary ................................................................... 5-5 5.4 Data Verification ................................................................................ 5-6 6.0 FRAC SAND RESOURCES AND RESERVES ....................................... 6-1 6.1 Applicable Standards and Definitions ............................................... 6-1 6.2 Frac Sand Resources ....................................................................... 6-2 6.2.1 Methodology .......................................................................... 6-2 6.2.2 Classification ......................................................................... 6-5 6.2.3 Frac Sand Resource Estimate ............................................... 6-5 6.2.4 Validation ............................................................................... 6-6

TABLE OF CONTENTS - Continued Page JOHN T. BOYD COMPANY 6.3 Frac Sand Reserves ......................................................................... 6-6 6.3.1 Methodology .......................................................................... 6-6 6.3.2 Classification ......................................................................... 6-8 6.3.3 Frac Sand Reserve Estimate ................................................ 6-8 7.0 MINING AND PROCESSING OPERATIONS .......................................... 7-1 7.1 Mining and Processing Methods ....................................................... 7-1 7.1.1 Taylor Mine and Operation ....................................................... 7-1 7.1.2 Piranha Mine and Operation .................................................... 7-3 7.2 Schedule, Equipment, and Staffing .................................................. 7-4 7.3 Mine Historical and Forecast Production .......................................... 7-5 7.3.1 Historical Mine Production and Process Yield ..................... 7-5 7.3.2 Forecasted Production .......................................................... 7-5 7.4 Mine Plan (Life-of-Mine) ................................................................... 7-5 7.4.1 Piranha Mine .......................................................................... 7-5 7.4.2 Taylor Mine ........................................................................... 7-6 7.4.3 Operational Risks ................................................................... 7-7 8.0 INFRASTRUCTURE ..................................................................................... 8-1 9.0 MARKET ANALYSIS .................................................................................. 9-1 9.1 Permian Basin .................................................................................... 9-1 9.2 Appalachian Basin (Marcellus/Utica Play) and Niobrara Basin ........ 9-3 10.0 CAPITAL, REVENUES, AND OPERATING COSTS ............................. 10-1 10.1 Introduction ..................................................................................... 10-1 10.2 Piranha Operation ............................................................................ 10-1 10.2.1 Projected Production, Sales, and Costs............................... 10-1 10.3 Taylor Operation ............................................................................. 10-3 10.3. Projected Production, Sales, and Costs ................................. 10-3 11.0 ECONOMIC ANALYSIS ........................................................................... 11-1 11.1 Introduction ..................................................................................... 11-1 11.2 Piranha Operation ............................................................................ 11-2 11.2.1 Economic Analysis................................................................ 11-2 11.2.2 Cash Flow Analysis .............................................................. 11-2 11.2.3 Pre-Tax Sensitivity Analyses ................................................ 11-3 11.3 Taylor Operation ............................................................................. 11-5 11.3.1 Economic Analysis................................................................ 11-5 11.3.2 Cash Flow Analysis .............................................................. 11-6 11.3.3 Pre-Tax Sensitivity Analyses ................................................ 11-8 12.0 PERMITTING AND COMPLIANCE ......................................................... 12-1 12.1 Permitting ........................................................................................ 12-1 TABLE OF CONTENTS - Continued Page JOHN T. BOYD COMPANY 12.2 Compliance ..................................................................................... 12-1 13.0 INTERPRETATION AND CONCLUSIONS ............................................. 13-1 13.1 Findings ........................................................................................... 13-1 13.2 Significant Risks and Uncertainties ................................................ 13-1 TABLE OF CONTENTS - Continued Page JOHN T. BOYD COMPANY List of Tables 1.1 Taylor Reserves as of December 31, 2021 ................................................... 1-6 1.2 Piranha Reserves as of December 31, 2021 ............................................... 1-6 1.3 Piranha API/ISO Test Results ....................................................................... 1-7 1.4 Taylor API/ISO Test Results .......................................................................... 1-7 1.5 Piranha Production Projections ................................................................... 1-15 1.6 Piranha Sales Projections............................................................................ 1-15 1.7 Piranha Annual $ per Ton Sold Cash Cost Projections .............................. 1-16 1.8 Taylor Production Projections ...................................................................... 1-16 1.9 Taylor Sales Projections .............................................................................. 1-17 1.10 Taylor Annual $ per Ton Sold Cash Cost Projections................................. 1-17 1.11 Summary Pre-Tax Cash Flow Statement - Piranha .................................... 1-18 1.12 DCF-NPV - Piranha ..................................................................................... 1-18 1.13 Summary Pre-Tax Cash Flow Statement - Taylor ...................................... 1-19 1.14 DCF-NPV – Taylor ....................................................................................... 1-19 3.1 Climate Data for Piranha Property Barron County, Wisconsin .................... 3-6 3.2 Climate Data for Taylor Frac Property Jackson County, Wisconsin ............ 3-6 5.1 Weighted Average Particle Size Distribution - Piranha ................................. 5-4 5.2 Weighted Average Particle Size Distribution - Taylor ................................... 5-4 5.3 Piranha API/ISO Test Results ....................................................................... 5-5 5.4 Taylor API/ISO Test Results .......................................................................... 5-6 6.1 Mineable and Reserve Tons as of December 31, 2021 - Piranha ................ 6-7 6.2 Mineable and Reserve Tons as of December 31, 2022 - Taylor .................. 6-8 6.3 Piranha Reserves as of December 31, 2021 ................................................ 6-8 6.4 Taylor Reserves as of December 31, 2021 ................................................ 6-10 7.1 Historic Frac Sand Production ....................................................................... 7-5 7.2 Forecasted ROM Production Tons ................................................................ 7-5 10.1 Piranha Production Projections ................................................................... 10-1 10.2 Piranha Sales Projections............................................................................ 10-2 10.3 Piranha Annual Cash COGS Projections .................................................... 10-2 10.4 Piranha Annual $ per Ton Sold Cash Cost Projections .............................. 10-3 10.5 Taylor Production Projections ...................................................................... 10-4 10.6 Taylor Sales Projections .............................................................................. 10-4 10.7 Taylor Annual Cash COGS Projections ...................................................... 10-5 10.8 Taylor Annual $ per Ton Sold Cash Cost Projections................................. 10-5 11.1 Summary Pre-Tax Cash Flow Statement, Piranha ..................................... 11-2 11.2 DCF-NPV, Piranha ....................................................................................... 11-3 11.3 Pre-Tax and After-Tax Cash Flow Analysis, Piranha .................................. 11-4 11.4 Pre-Tax DCF-NPV at 10%, Piranha ............................................................ 11-3 11.5 Pre-Tax DCF-NPV at 12%, Piranha ........................................................... 11-5 11.6 Pre-Tax DCF-NPV at 15%, Piranha ........................................................... 11-5 11.7 Summary Pre-Tax Cash Flow Statement, Taylor ....................................... 11-6 11.8 DCF-NPV, Taylor ......................................................................................... 11-6 11.9 Pre-Tax and After-Tax Cash Flow Analysis, Taylor .................................... 11-7 TABLE OF CONTENTS - Continued Page JOHN T. BOYD COMPANY 11.10 Pre-Tax DCF-NPV at 10% Taylor................................................................ 11-8 11.11 Pre-Tax DCF-NPV at 12% Taylor................................................................ 11-8 11.12 Pre-Tax DCF-NPV at 15% Taylor................................................................ 11-9 List of Figures 1.1 General Location Map .................................................................................. 1-3 1.2 Permian Basin HZ Permit Submissions vs. Rigs ........................................ 1-11 1.3 Permian Oil Production and Natural Gas Production .................................. 1-12 1.4 Appalachian Rig Count and Production per Rig ......................................... 1-13 1.5 Appalachian Gas Production ....................................................................... 1-13 1.6 Niobrara Oil and Gas Rig Count and Productivity ...................................... 1-14 1.7 Niobrara Oil and Gas Production................................................................. 1-14 4.1 Bedrock Stratigraphic Units in Wisconsin ..................................................... 4-2 6.1 Relationship Between Frac Sand Resources and Frac Sand Reserves ..... 6-2 6.2 Map Showing Mineable Property Overview Piranha .................................... 6-9 6.3 Map Showing Mineable Property Overview Taylor Frac ............................. 6-11 7.1 Typical Wonewoc Sand Formation Face Area at Piranha and Taylor .......... 7-1 7.2 General Overview of Taylor Mine Pit and Process Plants ............................ 7-2 7.3 General Overview of Piranha Mine Pit, Process Plants, and Rail Loadout .. 7-3 7.4 Piranha Long-Term Mine Plan ....................................................................... 7-6 7.5 Taylor Long-Term Mine Plan ......................................................................... 7-7 9.1 Permian Basin HZ Permit Submissions vs. Rigs ......................................... 9-2 9.2 Permian Oil Production and Natural Gas Production ................................... 9-2 9.3 Permian Wide In-Basin Mine Operating Hours (Quarterly) ........................... 9-3 9.4 Appalachian Rig Count and Production per Rig ........................................... 9-4 9.5 Appalachian Gas Production ......................................................................... 9-4 9.6 Niobrara Oil and Gas Rig Count and Productivity ......................................... 9-5 9.7 Niobrara Oil and Gas Production................................................................... 9-5 Q:\ENG_WP\2755.081 CEI Itmann\WP\Rpt\TOC.doc

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GLOSSARY OF ABBREVIATIONS AND DEFINITIONS

$	:	US dollar(s)
%	:	Percent or percentage
Mammoth	:	Mammoth Energy Services
amsl	:	Above mean sea level
API	:	American Petroleum Institute
BOYD	:	John T. Boyd Company
CapEx	:	Capital expenditures
COGS	:	Cost of goods sold
Constant Dollar	:	A monetary measure that is not influenced by inflation and used to compare time periods. Sometimes referred to as “real dollars”.
CY	:	Cubic yards
DCF	:	Discounted Cash Flow
Discount Rate	:	A rate of return used to discount future cash flows based on the return investors expect to receive from their investment.
DUC	:	Drilled but uncompleted gas or oil well.
FOB	:	Free-on-Board
Frac Sand	:	Frac sand is a naturally occurring, high silica content quartz sand, with grains that are generally well rounded and exhibit high compressive strength characteristics relative to other silica sand. It is utilized as a prop or “proppant” in unconventional shale frac well completions.
Frac Sand Resource	:	Frac sand resource is a concentration or occurrence of sand material of economic interest in or on the Earth’s crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as quality specifications, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.
Frac Sand Reserve	:	Frac sand reserve is an estimate of tonnage and grade or quality of mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More

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GLOSSARY OF ABBREVIATIONS AND DEFINITIONS - Continued

		specifically, it is the economically mineable part of a mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.
Indicated Sand Resource	:	An Indicated Sand Resource is that part of a Sand Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with sufficient confidence to allow the application of Modifying Factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing, and is sufficient to assume geological and grade or quality continuity between points of observation. An Indicated Sand Resource has a lower level of confidence than that applying to a Measured Sand Resource and may only be converted to a Probable Sand Reserve.
IRR	:	Internal rate-of-return
ISO	:	International Organization for Standardization
lb	:	Pound
LOM	:	Life-of-Mine
Measured Sand Resource	:	A Measured Sand Resource is that part of a Sand Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling, and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A Measured Sand Resource has a higher level of confidence than that applying to either an Indicated Sand Resource or an Inferred Sand Resource. It may be converted to a Proven Sand Reserve or to a Probable Sand Reserve.
Mesh	:	A measurement of particle size often used in determining the size distribution of granular material.
Mineral Reserve	:	*See "Frac Sand Reserve"*
Mineral Resource	:	*See "Frac Sand Resource"*
Modifying Factors	:	The factors that a qualified person must apply to indicated and measured sand resources and then evaluate to establish the economic viability of sand reserves. A qualified person must apply and evaluate modifying factors to convert measured and indicated resources to proven and probable reserves. These factors include,

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GLOSSARY OF ABBREVIATIONS AND DEFINITIONS - Continued

		but are not restricted to: mining; processing; metallurgical; infrastructure; economic; marketing; legal; environmental compliance; plans, negotiations, or agreements with local individuals or groups; and governmental factors. The number, type and specific characteristics of the modifying factors applied will necessarily be a function of and depend upon the mineral, mine, property, or project.
MSHA	:	Mine Safety and Health Administration. A division of the U.S. Department of Labor.
msl	:	Mean sea level
NOAA	:	National Oceanic and Atmospheric Administration
NSR	:	New Source Review
NTU	:	Nephelometric turbidity units
NPV	:	Net Present Value
NWS	:	Northern White Sands
PCF	:	Pounds per cubic foot
Probable Sand Reserve	:	A Probable Sand Reserve is the economically mineable part of an Indicated and, in some circumstances, a Measured Sand Resource. The confidence in the Modifying Factors applying to a Probable Sand Reserve is lower than that applying to a Proven Sand Reserve.
Proppant Sand	:	See “Frac Sand”
Proven Sand Reserve	:	A Proven Mineral Reserve is the economically mineable part of a Measured Sand Resource. A Proven Sand Reserve implies a high degree of confidence in the Modifying Factors.
PSI	:	Pounds per square inch
ROM	:	Run-of-Mine. The as-mined including in-seam clay partings mined with the sand, and out-of-seam dilution.
SEC	:	U.S. Securities and Exchange Commission
S-K 1300	:	Subpart 1300 and Item 601(b)(96) of the U.S. Securities and Exchange Commission’s Regulation S-K
Surficial	:	Relating to the earths surface or the geology that is on the surface.

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GLOSSARY OF ABBREVIATIONS AND DEFINITIONS - Continued

Ton	:	Short Ton. A unit of weight equal to 2,000 pounds
tph	:	Tons per Hour
tpy	:	Tons per Year
WTI	:	West Texas Intermediate

Q:\ENG_WP\3555.021 - SS S-K 1300\WP\RPT\Glossary.docx

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1.0 EXECUTIVE SUMMARY

1.1 Introduction

BOYD was retained by Mammoth to complete an independent technical audit of mineral resource and mineral reserve estimates—hereafter referred to as frac sand resource and frac sand reserve estimates—for their active mining operations located near Taylor, Wisconsin (the "Taylor Mine") and New Auburn, Wisconsin (the "Piranha Mine"). Throughout the report, the Taylor and Piranha mines may also be referred to as the Taylor and Piranha "operations", "plants", "properties", or "facilities". This report summarizes the results of our reserve estimate and audit and satisfies the requirements for Mammoths' disclosure of frac sand resources and reserves set forth in S-K 1300.

BOYD's findings are based on our detailed examination of the supporting geologic, technical, and economic information obtained from: (1) Mammoth provided files, (2) discussions with Mammoth personnel, (3) records on file with regulatory agencies, (4) public sources, and (5) nonconfidential BOYD files. Our investigation was performed to obtain reasonable assurance that Mammoth's frac sand resource and reserve statements are free from material misstatement. This report provides an independent estimate of the frac sand resources and reserves underlying the Taylor and Piranha controlled properties.

This chapter provides a summary of primary information contained within this technical report summary and is supported by remaining portions of this report including text, figures, and tables. Weights and measurements are expressed in US customary units. Unless noted, the effective date of the information, including estimates of frac sand reserves, is December 31, 2021.

1.2 Property Description and Control

Mammoth owns and operates two Northern White frac sand (NWS) operations in Wisconsin. BOYD has been involved with the Piranha Property (formerly Chieftain Sand's New Auburn operation) since 2014, and with the Taylor Property since 2014. Prior to this S-K 1300 report for the subject properties, BOYD prepared resource and reserve reports and associated updates as well as other reports related to these properties.

The Piranha surface frac sand mining and wet processing operation is located on a contiguous block of acres controlled by Mammoth, in Baron County, Wisconsin. The subject property is approximately 5 miles northwest of the town of New Auburn. The

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Piranha Dry Plant and Loadout is also located in Baron County and is approximately 1.25 miles east of the mine and wet processing facility. The Piranha frac sand products are predominantly shipped on the Union Pacific railway.

The Taylor Mine surface frac sand mining operation is located on a contiguous block of acres controlled by Mammoth, in Jackson County, Wisconsin. The subject property is less than 1 mile northwest of the town of Taylor. Taylor's Rail Loadout, located in Trempealeau County, Wisconsin, is approximately 2.3 miles southwest of the mine and processing facility. The Taylor frac sand products are predominantly shipped on the Canadian National Railway.

The general location of both mines is provided in Figure 1.1, following this page.

1.3 Geology

NWS deposits are generally located in the north-central portion of the United States (predominantly in Minnesota, Wisconsin, and Illinois, with lesser amounts in Arkansas and Iowa). NWS is found in poorly cemented Cambrian and Ordovician sandstones and in unconsolidated alluvial deposits locally derived from these sandstones. The Saint Peter, Jordan, Wonewoc, and Mount Simon formations, located in south-central Minnesota into Wisconsin, are the primary sources of NWS, and can be observed in Figure 4.1, which presents the various stratigraphic rock units in Wisconsin.

Both the Piranha and Taylor operations are underlain by the Wonewoc Formation, one of the most extensively mined frac sand deposits in Wisconsin. The Wonewoc Formation is of Cambrian Age and consists of two members: the overlying Ironton Member and the underlying Galesville Member. Both members are typically white, well sorted, subrounded to rounded orthoquartzites that typically exhibit a monocrystalline grain structure lending to the high compressive strength these sands exhibit in lab testing. The Wonewoc sand formation is well accepted and has a "branding" distinction recognized by many of the well service companies in many of the energy basins.

The sandstone underlying the Piranha Property is a relatively uniform deposit of the Wonewoc Formation. Small areas of glacial tills are present in eastern portions of the property where glacial processes have scoured out portions of the Wonewoc sandstone. Drill hole coverage and previous mining activities on the property have helped define

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Piranha Mine and Wet Plant
Piranha Dry Plant and Railroad Loadout
Taylor Railroad Loadout
Taylor Mine and Plant
BARRON
RUSK
CHIPPEWA
TAYLOR
DUNN
PEPIN
EAU CLAIRE
CLARK
BUFFALO
TREMPEALEAU
JACKSON
Barron
Chetek
Connorsville
Bloomer
Colfax
Chippewa Falls
Menomonie
Eau Claire
Augusta
Mondovi
Eleva
Osseo
Fairchild
Hixton
Independence
Whitehall
Taylor
Blair
Black River Falls
PRAIRIE LAKE
CHETEK LAKE
ISLAND LAKE
CHAIN LAKE
LONG LAKE
HOLCOMBE RESERVOIR
FLAMBEAU RIVER
OTTER LAKE
TAINTER LAKE
LAKE WISSOTA
LAKE MENOMIN
CHIPPEWA RIVER
EAU CLAIRE R.
EAU CLAIRE LAKE
BLACK RIVER
RED CEDAR
Wisconsin
Figure Area
LEGEND
APPROXIMATE FRAC SAND DEPOSITS
N
SCALE (Miles)
0 2 4 6 8 10
RAILROAD INDEX
Abbreviation | Name
BNSF | Burlington Northern Santa Fe Railway
CN | CN Railroad
CPRS | Canadian Pacific
UP | Union Pacific Railroad
WGNS | Wisconsin Great Northern
WN
Wisconsin Northern Railroad
Legend
CN
Major Railroads
94
Major Roads
Major Waterways
Whitehall
Taylor
Blair
Black River Falls
Taylor Mine and Plant
Galesville
WI
MN
MISSISSIPPI R.
CN
93
95
53
54
35
94
FIGURE 1.1
GENERAL LOCATION MAP
Showing
MINE AND PLANT OPERATIONS
PIRANHA PROPPANT, LLC
TAYLOR FRAC, LLC
Barron, Jackson, and Trempealeau Counties, Wisconsin
Prepared For
MAMMOTH ENERGY SERVICES
John T. Boyd Company
February 2022
Scale 1" = 10 Miles

Q:\CAD_GROUP\3756.007\FIGURE 1_1.DWG

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approximate extents of these areas of thin or absent sand. Based on drilling results, the deposit ranges in thickness from around 30 ft in the eastern-most extents of the property, to more than 90 ft in central portions of the property. The average mineable thickness is estimated to be approximately 65 ft across the subject area.

The Taylor property consists of the Taylor area and the Miller property. On the Taylor area, the sand ranges in thickness from 11 ft near the outcrops to 177 ft beneath the highest ridge areas, and averages 86 ft. On the Miller property, the sand ranges in thickness from 13 ft to 141 ft, and averages 63 ft. The bottom of the mineable material is between elevations of 890 ft and 905 ft above mean sea level (AMSL). In addition, the sand thickness is greatest under the tops of the wooded knoll areas with thinning occurring moving downslope toward the outcrops. Sand grain size becomes coarse in the middle portions of the Galesville interval.

Both operations exhibit overburden in the 0 ft to 30 ft range. This material is initially cleared and stockpiled or moved to area under reclamation.

1.4 Exploration

1.4.1 Piranha

A series of comprehensive drilling and sampling programs have been performed on and around the subject property throughout the history of the operation with the latest occurring in January 2018. A total of 111 drill holes are located on various parcels, which are either owned properties or potential acquisition properties. Prop-Tester Inc., StimLab Inc., FracTAL, LLC., and Minerals Technologies Inc. have analyzed the samples obtained from the various drilling programs on the property.

BOYD reviewed the drilling and sampling results obtained from the various exploration programs, as well as, when available, the equipment utilized, and the sampling, logging, and field work performed. When methodologies and procedures were available for review, the data obtained appeared to be carefully and professionally collected, prepared, and documented in conformance with generally accepted industry standards. BOYD opines that the information provided is adequate for purposes of evaluating and estimating frac sand resources and reserves on the Piranha Property.

1.4.2 Taylor

Two notable exploration drilling and sampling programs have been completed on the Taylor property.

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The first program was completed in mid-2011 and consisted of drilling 18 holes on the Taylor area and 11 holes on the Miller Property. The A.F. Gelhar Company performed the drilling as well as the particle size analysis on the samples. A composite sample was collected for API RP19C testing which was performed by Stim-Lab, Inc., Duncan, Oklahoma in April 2012. The specific geologic logs or physical sand samples from this campaign were not available for review, however, a summary of results was included in a third-party consultant report issued in April 2012 by Bay Environmental Strategies, Incorporated (Bay). Based upon our extensive knowledge of the Wonewoc sand formation, BOYD believes the exploration data contained in the Bay report to be representative of the in-place resource.

BOYD notes that the first exploration program was performed during the time when energy markets were predominantly interested in coarse grade proppant sand. Therefore, it appears that the first program focused only on the coarse increment of the Wonewoc Formation. Consequently, the majority of the drill holes were terminated within the Wonewoc Sandstone prior to penetrating the bottom of the formation. As market demand shifted to finer mesh proppant sand products, it became necessary to mine the full thickness of the sand formation in order to recover the finer sand. To gain a complete understanding of the full sand formation being mined would require additional drilling and sampling data.

A second drilling and sampling program commenced in February 2018 and focused only on defining the total thickness of the mineable sandstone unit (defining the top and bottom occurrences of the mineable sandstone interval) and obtaining additional information on overburden thickness throughout the Taylor area and Miller Property. BOYD selected the drill hole locations, which were generally spaced at approximately 500 ft to 1,000 ft centers, to achieve the stated objectives. PSC Drilling was contracted to drill the holes (Atlas Copco D65 DTH drill rig). Cuttings were logged by a BOYD geologist, and Taylor personnel gathered grab samples from various drilling depths. The sieve analyses were performed by Taylor's in-house labs.

As such, the results of the two drilling programs, associated laboratory testing, and historic operating test data are the principal sources of information used to define the extent, tonnage, and quality of sand underlying the Taylor Property.

1.5 Frac Sand Reserves and Quality

This technical report summary provides an estimate of frac sand reserves for Mammoths' Taylor and Piranha mines in accordance with the requirements set forth in

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S-K 1300. These estimates were independently prepared by BOYD utilizing information provided by Mammoth.

BOYD's estimate of frac sand reserves for the Taylor and Piranha mines as of December 31, 2021, total 62 million saleable product (i.e., greater than 140-mesh and less than 20-mesh in size) tons, 24 million tons are underlying the Taylor Property and 38 million tons are underlying the Piranha Property.

Table 1.1 presents the estimated frac sand reserves by product mesh size for the Taylor Property and Table 1.2 presents the estimated sand reserves by product size for the Piranha Property:

Table 1.1: Taylor Reserves as of December 31, 2021

Estimated Reserve Tons By Classification as of December 31, 2021			
Proven Tons (000)			
20/40-Mesh	40/70-Mesh	70/140-Mesh	Total
6,109	11,801	6,367	24,277

Table 1.2: Piranha Reserves as of December 31, 2021

Estimated Reserve Tons By Classification as of December 31, 2021			
Proven Tons (000)			
20/40-Mesh	40/70-Mesh	70/140-Mesh	Total
11,414	20,333	6,067	37,814

Projecting saleable product volumes of approximately 639,000 tons per year, the Taylor Operation has an expected life-of-mine (LOM) of 38 years. Projecting saleable product volumes of approximately 671,000 tons per year, the Piranha Operation has an expected LOM of over 56 years. This longevity only considers the estimated Proven Reserves as shown above.

Concerning the frac sand quality of the properties, PropTester performed API RP-19C/ISO 13503-2 tests on composite samples created from select samples as described below during the drilling programs on the Piranha and Taylor properties. Testing was performed on frac sand products including 20/40-mesh,30/50-mesh, 40/70-mesh, and 100-mesh as described below.

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1.5.1 Piranha

API/ISO frac sand characterization is supported by samples composited from seven drill holes spaced across the property. Testing was conducted by PropTester, Inc. laboratories located in Cypress, Texas according to the procedures outlined in ISO 13503-2/API RP19C, Section 11 and API RP 56/58/6. Testing was completed on four anticipated product sizes: 20/40, 30/50, 40/70, and 70/140 (100-Mesh). Each product size had a full suite of API RP 19C testing performed in order to assess the proppant characteristics relative to standard industry specification. Results of the API testing are in Table 1.3 below.

Table 1.3: Piranha API/ISO Test Results

	20/40-Mesh		30/50-Mesh		40/70-Mesh		100-Mesh	
Test	Result	Limit	Result	Limit	Result	Limit	Result	Limit
Roundness	0.8	0.6 ≥	0.7	0.6 ≥	0.7	0.6 ≥	0.7	0.6 ≥
Sphericity	0.8	0.6 ≥	0.8	0.6 ≥	0.8	0.6 ≥	0.8	0.6 ≥
Turbidity (NTU)	5	≤ 250	6	≤ 250	6	≤ 250	15	≤ 250
Acid Solubility (%)	1.5	≤ 2.0	1	≤ 2.0	0.9	≤ 3.0	5	≤ 3.0
K-Value (psi)	6K	-	7K	-	8K	-	8K	-

API/ISO product test results indicate an overall premium NWS proppant material that is typically produced from the Wonewoc Formation. Quality characteristics tend to exceed API recommended minimum specifications. BOYD notes that the Piranha operation has been selling various frac sand sized products their customers.

1.5.2 Taylor

A composite sample split obtained from Taylor's first drilling and sampling program and historic site laboratory data were utilized to demonstrate the quality of the 20/40-mesh, 30/50-mesh, and 40/70-mesh product sizes. Because of the first drilling program's focus on the coarse sand material, 20/70-mesh material, API RP 19C testing was not performed on the 70/140-mesh material. The test results from the suite of 20/70-mesh products are presented in Table 1.4 below.

Table 1.4: Taylor API/ISO Test Results

	20/40-Mesh		30/50-Mesh		40/70-Mesh	
Test	Result	Limit	Result	Limit	Result	Limit
Roundness	0.7	0.6 ≥	0.6	0.6 ≥	0.7	0.6 ≥
Sphericity	0.8	0.6 ≥	0.8	0.6 ≥	0.8	0.6 ≥
Turbidity (NTU)	33	≤ 250	41	≤ 250	55	≤ 250
Acid Solubility (%)	0.6	≤ 2.0	0.8	≤ 2.0	1	≤ 3.0
K-Value (psi)	6K	-	7K	-	9K	-

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API/ISO product test results indicate an overall premium NWS proppant material that is typically produced from the Wonewoc Formation. Quality characteristics tend to meet or exceed API recommended minimum specifications. BOYD notes that the Taylor operation has been selling various frac sand sized products to their customers.

1.6 Operations

1.6.1 Mining

The Taylor and the Piranha mines both employ open pit mining as the primary sand extraction method. Most of the mineable area at both locations has between zero and 30-ft of overburden and vegetation that is removed prior to mining the target Wonewoc sand formation. The target friable Wonewoc sandstone material is then drilled and blasted in successive benches. The run-of-mine (ROM) sand material is loaded with front-end loaders into an in-pit crusher/feeder system that conveys the material to a surge hopper prior to being fed into the wet process plant at Taylor. The drilling and blasting of the sand is contracted to a third-party company. At Piranha, the sand is hauled from the face area to the wet plant by articulated truck. At Piranha, this operation is performed by a third-party contractor. After wet processing at Piranha, the wet plant product is hauled by highway truck to the dry process plant/loadout approximately 1.5 miles east of the mine. Both mines operate seasonally from March-April through October-November depending on both weather and material demand.

1.6.2 Processing and Shipping

Both operations have a typical wet process plant, dry process plant, and rail shipping terminal. In addition, both dry process plants and loadouts are open year-round and utilize stockpiled wet plant product from the wet plants during the winter and shoulder months when the mine and wet plants are idle.

1.6.2.1 Taylor

In the wet process plant, the plus 20-mesh oversize will be removed by wet screens and the minus 140-mesh fine waste material will be segregated (and removed) using hydrosizers and cyclones. The plant will employ attrition scrubbers to ensure a low turbidity product free of clusters. The waste stream of fines from the wet plant will be directed to a thickener with the thicken sludge removed and the resultant overflow water routed to ponds for process water recycling. Output from the wet plant is estimated at 250 tons per hour (tph) of feedstock material containing 13% to 15% moisture.

The wet plant product consists of a minus 40-mesh to plus 140-mesh material that is stockpiled. A front-end loader feeds the processed sand into the dry process plant for

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drying and finished screening. The dry processing plant consists of two Stark Aire fluid bed dryers, a 100 tph and a 150 tph. Gas to fuel the dryers is supplied via a direct pipeline. The dried product is fed onto eight sets of four-deck Rotex screens. The waste product from the baghouses will be conveyed back to the mine site area for disposal and/or use in reclamation.

The Taylor Process Plant has an estimated process yield of 73%. For every 100 tons of ROM material fed into the wet process plant, approximately 73 tons result in a finished and saleable product following dry processing.

Finished product from the dry plant is stored in 1 of 10 product silos having a combined 18,400 tons of capacity. The final product is weighed then trucked from the product storage silos to the Taylor off-site rail loadout facility. The rail loadout is serviced by the Canadian National Railway. A full suite of dried frac sand products are produced: 20/40-mesh, 30/50-mesh, 40/70-mesh, and 70/140-mesh (100-mesh). The overall nameplate capacity for the operation is approximately 1.8 million tons per year of saleable product.

1.6.2.2 Piranha

At the wet process plant, the ROM sand is classified into a 40/140-mesh material. A series of wet screens, hydrosizers, and cyclones are used to classify the material. The fines waste material is routed to a thickener and belt presses to reclaim process water. The majority of the process water is recycled from the on-site process water ponds. Makeup water is sourced from on-site water wells. The filter cake sludge material is hauled to reclamation areas and mixed with spoil to be used to reclaim the property.

The resultant wet plant stockpile material is trucked approximately 1.5 miles by third-party trucks to the dry process/rail loadout site east of the mine. The material is stockpiled and fed by loader into one of two dry process plants as needed. The material is dried by natural gas fired dryers and screened on multi-deck Rotex screens. Both plants utilize a Carrier 150 tph fluid bed dryer for a combined throughput of 300 tph. Finished product nameplate capacity of the plant is approximately 2.0 million tons per year of finished product.

The Piranha Process Plant has an estimated process yield of 79%. For every 100 tons of ROM material fed into the wet process plant, approximately 79 tons result in a finished and saleable product following dry processing.

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Finished products are stored in one of six product storage silos that have a combined storage capacity of 18,000 tons. The silos directly load material into railcars. The predominant products produced at the site are 20/40-mesh, 30/50-mesh, and 40/70-mesh frac sand. Piranha has a circular unit train loadout system. The rail loadout has direct access to the Union Pacific (UP) Railway via the Progressive short line Railroad.

1.6.3 Infrastructure

On-site facilities at each site include a scale house, office, shop, and a quality laboratory located in the dry process plant. The surface facilities currently located at the mine are well constructed and have the necessary capacity/capabilities to support both of the operations.

The Taylor Plant is serviced by Xcel Electric LLC and the Piranha Plant is serviced by Barron Electric Company. Natural gas to both operations is supplied by line natural gas by Constellation Gas Company. Plant process water is recycled within both plants and is pumped from freshwater process ponds on-site to the wash plants. Additional makeup water is obtained from on-site water wells if needed.

1.7 Financial Analysis

1.7.1 Market Analysis

The frac sand market appears to be set for recovery in 2022. After several years of depressed pricing and volume, activity in all basins show signs of a meaningful uptick. In Western Canada the expectation is an increase of 20%-35% in total volume, much of that focused on the first quarter of 2022. In tandem, West Texas has already reached a fever pitch with reports of many companies not getting their sand needs met, and reports of price increases as high as 20%. This has led to conversations around bringing NWS volumes back to the Permian Basin for the first time in several years.

On pricing, recently US Silica announced a pricing increase on sand sold up to 10% in January. Anecdotally, prices of $20-$30 per ton for 40/70 spot sand have started to receive traction for volumes shipped on the railroad in Wisconsin. Furthermore, the demand for ancillary grades, such as 20/40 and 30/50, have started to tick up. This is resulting in elevated pricing on all grades, not just 40/70.

One mitigating factor impacting overall availability is the current labor shortage in the United States. Many plants are reporting difficulty bringing on new talent which is causing many plants to fall short of their volume potential.

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Specifically concerning the Taylor and Piranha plants, Taylor ships sand through their CN rail loadout and Piranha ships sand though their UP loadout. The ability to ship on both of these mainline railways essentially allows Mammoth to participate in all of the energy basins. We cannot practically review all of the basins in order to provide examples of in-basin activity. For this reason, we have chosen to review the Permian, by far the bellwether for the entire North American unconventional energy industry and a large customer of the Piranha operation. Additionally, the Appalachian Basin and Niobrara Basins, are smaller, but indicate activity for the CN railway or customers of the Taylor operation. Generally, activity in the Permian is often a leading indicator of trends in all of the North American Basins including Canada.

1.7.1.1 Permian Basin

Permit submissions for horizontal oil and gas wells in the Permian Basin indicate a continuation of strong drilling ahead. Utilizing data from Baker Hughes and The Railroad Commission of Texas (RRC of TX), the total number of permits filed per average annual working rig for 2021 is tracking at multi-year highs as evidenced in the chart below. For calendar year 2021, there was a total of 4,413 permit submissions with an average 227 horizontal rigs active in the Permian Basin (ratio of 19.5).


Permian Basin Horizontal Permit Submissions vs. Rigs
Permits
800
700
600
500
400
300
200
100
0
Rigs
500
450
400
350
300
250
200
150
100
50
0
Jan-14 Mar-14 May-14 Jul-14 Sep-14 Nov-14 Jan-15 Mar-15 May-15 Jul-15 Sep-15 Nov-15 Jan-16 Mar-16 May-16 Jul-16 Sep-16 Nov-16 Jan-17 Mar-17 May-17 Jul-17 Sep-17 Nov-17 Jan-18 Mar-18 May-18 Jul-18 Sep-18 Nov-18 Jan-19 Mar-19 May-19 Jul-19 Sep-19 Nov-19 Jan-20 Mar-20 May-20 Jul-20 Sep-20 Nov-20 Jan-21 Mar-21 May-21 Jul-21 Sep-21 Nov-21 Jan-22
Source:Baker Hugher and RRC of TX
Permian Horizontal Rig Count
Horiz O&G New Well Permit Submitted

Figure 1.2: Permian Basin HZ Permit Submissions vs. Rigs

Rig counts in the Permian Basin are up approximately 64% as of year-end 2021 versus 2020. This has led to increased production for both crude oil and natural gas. Over the same time-period, crude oil production (barrels per day) and natural gas production (thousand cubic feet per day) in the Permian Basin are up 13% and 16%, respectively.

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Both Permian Basin daily crude oil production and daily natural gas production continue to exceed pre-pandemic peaks and reach new records. As of year-end 2021, crude oil production in the basin is nearly 5.0 million barrels per day while basin natural gas production stands at 19.8 billion cubic feet per day.


Permian Oil Production (bbl/d)
6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
Source:EIA
Permian Natural Gas Production (Mcf/d)
20,000,000
18,000,000
16,000,000
14,000,000
12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
Source:EIA

Figure 1.3: Permian Oil Production and Natural Gas Production

1.7.1.2 Appalachian Basin (Marcellus/Utica Play) and Niobrara Basin

Although smaller in size than the Permian energy fields, the Appalachian and Niobrara (or Niobrara-DJ) basins are substantial natural gas and oil plays in North America. Unlike the Permian, the Appalachian and Niobrara import the vast majority of the frac sand, as very few, notable in-basin sand operations exist. The Taylor Mine is advantaged, transportation wise to the Appalachian and Niobrara basins and there are few substitutes for its NWS products.

Following the energy downturn in 2019 and then Covid shutdown in 2020, the basin wellfield activity appears to be rebounding. Horizontal rigs have stabilized over the past two years as can be seen on Figure 1.4, but gas production per rig is substantially higher. Energy companies are drilling longer laterals and optimizing each well pad

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becoming more efficient from a cost perspective and overall natural gas production is stable as can be seen from Figure 1.5.


Appalachia Region
New-well gas production per rig
thousand cubic feet/day
Rig count
rigs
new-well gas production per rig
rig count
36,000
30,000
24,000
18,000
12,000
6,000
0
180
150
120
90
60
30
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Figure 1.4: Appalachian Rig Count and Production per Rig (Source: EIA)


Appalachia Region
Natural gas production
million cubic feet/day
Gas +81
million cubic feet/day
month over month
36,000
30,000
24,000
18,000
12,000
6,000
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Figure 1.5: Appalachian Gas Production (Source: EIA)

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Similarly, the DJ basin has seen a rebound in rig count since the Covid shutdown. Both gas and oil rig counts have risen but productivity per well has decreased as can be seen in Figure 1.6.


Niobrara Region
New-well oil production per rig
barrels/day
new-well oil production per rig
rig count
Rig count
rigs
2,100
1,800
1,500
1,200
900
600
300
0
120
100
80
60
40
20
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
Niobrara Region
New-well gas production per rig
thousand cubic feet/day
new-well gas production per rig
rig count
Rig count
rigs
12,600
10,800
9,000
7,200
5,400
3,600
1,800
0
120
100
80
60
40
20
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Figure 1.6: Niobrara Oil and Gas Rig Count and Productivity (Source: EIA)

Overall gas and oil production remains relatively flat in the basin, but more wells are being drilled to maintain this capacity. Figure 1.7 illustrates the overall yearly gas and oil production in the basin.


Niobrara Region
Oil production
thousand barrels/day
Oil 0
thousand barrels/day
month over month
1,000
800
600
400
200
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
Niobrara Region
Natural gas production
million cubic feet/day
Gas +4
million cubic feet/day
month over month
6,000
5,000
4,000
3,000
2,000
1,000
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
U. S. Energy Information Administration | Drilling Productivity Report
8

Figure 1.7: Niobrara Oil and Gas Production (Source: EIA)

Having survived the challenging environment of 2019 and 2020, Mammoth's operations should continue to prove viable into the future notwithstanding a sustained and significant energy price collapse. Their low-cost mining scheme, advantaged transport to select basins, and high-quality product help to create an advantage compared with other NWS producers.

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1.7.2 Sales, Production, and Cost Forecast

1.7.2.1 Piranha

Table 1.5 below, presents frac sand production, sales and cost projections for the period 2022 through 2026.

Table 1.5: Piranha Production Projections

	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
ROM Production (000)	853	853	853	853	853
Wet Plant Feed	853	853	853	853	853
Processing Recovery (%)	82.8	82.8	82.8	82.8	82.8
Wet Plant Product	706	706	706	706	706
Dry Plant Feed	706	706	706	706	706
Processing Recovery (%)	95.0	95.0	95.0	95.0	95.0
Dry Plant Product	671	671	671	671	671

Annual forecasted ROM production is based on the dry plant producing 671,000 tons per year of saleable product after a processing (wet and dry processing plant) loss of approximately 21%, as discussed in Chapter 6. Forecasted dry processing plant production is within the operation's current infrastructure capacities and capabilities.

The dry processing plant is projected to produce a product mix of approximately 84% for 20/70-mesh products and approximately 16% for 70/140-mesh (100-mesh) product. The percent split is based on the product tons by mesh size for the frac sand reserves discussed in Chapter 5.

The sales price forecasts, by product, in Table 1.6 are based on price projections provided by Mammoth. Piranha's short-term sales volume forecast did not include 100-mesh sales. BOYD projected that 100-mesh sales would begin in Year 2024 and ramp up from 11,000 tons per year to 107,000 tons per year by Year 2029, which represents 100% of the 100-mesh dry plant product. We opine that these volumes and prices are reasonable projections.

Table 1.6: Piranha Sales Projections

	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Tons Sold (000)	564	564	575	585	607
20/70-Mesh	564	564	564	564	564
70/140-Mesh (100-Mesh)	-	-	11	21	43
Revenues ($000)	10,485	10,485	10,650	10,800	11,130
Product Pricing ($ per ton sold)					
Weighted Average Price	18.59	18.59	18.52	18.46	18.34
20/70-Mesh	18.59	18.59	18.59	18.59	18.59
70/140-Mesh (100-Mesh)	-	-	15.00	15.00	15.00

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Table 1.7 below, presents the above table's cost projections on a cost per ton sold basis for the period 2022 through 2026.

Table 1.7: Piranha Annual $ per Ton Sold Cash Cost Projections

	Summary Cash Cost of Goods Sold ($ per ton sold)				
	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Cash Operating Expense	15.17	15.17	14.88	14.64	14.12
Royalty	0.12	0.12	0.13	0.13	0.13
SG&A	2.18	2.18	2.14	2.11	2.03
Final Reclamation Escrow	0.04	0.04	0.04	0.04	0.04
Total Cash Cost of Goods Sold	17.51	17.51	17.19	16.92	16.32

Mammoth provided BOYD with their projected sustaining CapEx, for Years 2022 and 2023. Post Year 2023 sustaining CapEx for Piranha was projected by BOYD to be $0.75 per ton sold.

1.7.2.2 Taylor

Table 1.8 below, presents frac sand production and sales projections for the period 2022 through 2026.

Table 1.8: Taylor Production Projections

	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
ROM Production (000)	875	875	875	875	875
Wet Plant Feed	875	875	875	875	875
Processing Recovery (%)	76.8	76.8	76.8	76.8	76.8
Wet Plant Product	673	673	673	673	673
Dry Plant Feed	673	673	673	673	673
Processing Recovery (%)	95.0	95.0	95.0	95.0	95.0
Dry Plant Product	639	639	639	639	639

Annual forecasted ROM production is based on the dry plant producing 639,000 tons per year of saleable product after a processing (wet and dry processing plant) loss of approximately 27%, as discussed in Chapter 6. Forecasted dry processing plant production is within the operation's current infrastructure capacities and capabilities.

The dry processing plant is projected to produce a product mix of approximately 74% for 20/70-mesh products and approximately 26% for 100-mesh product. The percent split is based on the product tons by mesh size for the frac sand reserves discussed in Chapter 5.

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The sales price forecasts, by product, in Table 1.9 are based on price projections provided by Mammoth. Taylor's short-term sales volume forecast included reduced 100-mesh sales. BOYD projected that 100-mesh sales would ramp up from 61,000 tons per year in Year 2022 to 167,000 tons per year by Year 2029, which represents 100% of the 100-mesh dry plant product. We opine that these volumes and prices are reasonable projections.

Table 1.9: Taylor Sales Projections

	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Tons Sold (000)	533	533	539	539	564
20/70-Mesh	472	472	472	472	472
70/140-Mesh (100-Mesh)	61	61	67	67	92
Revenues ($000)	10,515	10,515	10,605	10,605	10,980
Product Pricing ($ per ton sold)					
Weighted Average Price	19.73	19.73	19.68	19.68	19.47
20/70-Mesh	20.34	20.34	20.34	20.34	20.34
70/140-Mesh (100-Mesh)	15.00	15.00	15.00	15.00	15.00

Table 1.10 below, presents the above table's cost projections on a cost per ton sold basis for the period 2022 through 2026.

Table 1.10: Taylor Annual $ per Ton Sold Cash Cost Projections

	Summary Cash Cost of Goods Sold ($ per ton sold)				
	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Cash Operating Expense	13.03	13.03	12.92	12.92	12.44
SG&A	3.27	3.27	3.23	3.23	3.09
Final Reclamation Escrow	0.09	0.09	0.09	0.09	0.09
Total Cash Cost of Goods Sold	16.39	16.39	16.24	16.24	15.62

Mammoth provided BOYD with their projected sustaining CapEx, for Years 2022 and 2023. Post Year 2023 sustaining CapEx for Taylor was projected by BOYD to be $0.80 per ton sold.

1.7.3 Economic Analysis

The net present value (NPV) estimate was made for purposes of confirming the general economic viability of the reported frac sand reserves and not for purposes of valuing Mammoth or its assets. Internal rate-of-return (IRR) and project payback were not calculated, as there was no initial investment considered in the financial model. All values are as of January 1, 2022, for both operations. The intent of this exercise is to demonstrate that the operations generate positive cash flows (based on a 12% discount

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rate), on a pre-tax and after-tax basis, that supports the statement of frac sand reserves herein.

1.7.3.1 Piranha

BOYD prepared an economic analysis, as of January 1, 2022, for the Piranha Operation using the production, sales, and financial projections presented in this report. Our analysis confirms that the operation generates positive cash flows (based on a 12% discount rate), on a pre-tax and after-tax basis, that supports the statement of frac sand reserves herein.

Table 1.11 below presents the pre-tax cash flow projections based on the proposed LOM production schedule and revenue, cash cost of goods sold, and CapEx and other estimates discussed above for the Piranha operation.

Table 1.11: Summary Pre-Tax Cash Flow Statement

	Summary Cash Flow Statement ($ 000)						
	2022 to 2031	2032 to 2041	2042 to 2051	2052 to 2061	2062 to 2071	2072 to 2078	Total
Total Tons Sold (000)	6,186	6,710	6,710	6,710	6,710	4,264	37,290
Revenues	113,038	120,898	120,898	120,898	120,898	76,755	673,383
COGS	99,407	99,889	99,493	99,828	100,164	64,876	562,396
CapEx	4,191	5,033	5,033	5,033	5,033	2,768	27,089
Net Pre-Tax Cash Flow	9,440	15,977	16,372	16,037	15,701	9,111	83,898

Discounted Cash Flow-Net Present Values (DCF-NPV) on a pre-tax and after-tax basis, using discount rates of 10%, 12%, and 15%, were calculated utilizing the cash flows above. The DCF-NPV values used mid-year discounting and all cash flows were on a constant dollar basis.

The pre-tax DCF-NPV ranges from approximately $6.9 million to $11.8 million. The after-tax DCF-NPVs were all positive. Table 1.12 summarizes the results of the pre-tax analyses:

Table 1.12: DCF-NPV

	DCF-NPV ($ 000)		
	10%	12%	15%
Pre-Tax	11,760	9,310	6,899

Refer to Table 12.3 for the detailed LOM cash flow analysis and corresponding pre-tax DCF-NPV analyses at a 12% discount rate.

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1.7.3.2 Taylor

BOYD prepared an economic analysis, as of January 1, 2022, for the Taylor Operation using the production, sales, and financial projections presented in this report. Our analysis confirms that the operation generates positive cash flows (based on a 12% discount rate), on a pre-tax and after-tax basis, that supports the statement of frac sand reserves herein.

Table 1.13 below presents the pre-tax cash flow projections based on the proposed LOM production schedule and revenue, cash cost of goods sold, and CapEx and other estimates discussed above for the Taylor operation.

Table 1.13: Summary Pre-Tax Cash Flow Statement

	Summary Cash Flow Statement ($ 000)				
	2022 to 2031	2032 to 2041	2042 to 2051	2052 to 2059	Total
Total Tons Sold (000)	5,828	6,390	6,390	5,107	23,715
Revenues	112,625	121,055	121,055	96,747	451,482
COGS	88,563	90,225	90,545	72,647	341,979
CapEx	7,393	5,112	5,112	3,323	20,939
Net Pre-Tax Cash Flow	16,670	25,718	25,398	20,778	88,563

DCF-NPV on a pre-tax and after-tax basis, using discount rates of 10%, 12%, and 15%, were calculated utilizing the cash flows above. The DCF-NPV values used mid-year discounting and all cash flows were on a constant dollar basis.

The pre-tax DCF-NPV ranges from approximately $11.5 million to $18.8 million. The after-tax DCF-NPVs were all positive. Table 1.14 summarizes the results of the pre-tax analyses:

Table 1.14: DCF-NPV

	DCF-NPV ($ 000)		
	10%	12%	15%
Pre-Tax	18,827	15,221	11,507

Refer to Table 12.9 in Chapter 12 for the detailed LOM cash flow analysis and corresponding pre-tax DCF-NPV analyses at a 12% discount rate.

1.8 Regulation and Liabilities

The Piranha Mine's operations are predominantly regulated by a Barron County, Wisconsin non-metallic reclamation permit which contains detailed reclamation plans for

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the property. Mine operators must submit annual reports to Barron County containing information on the reclamation status of their mines and pay annual fees based on the disturbed acres. They must also provide written certification that the reclamation plan is being followed. A reclamation bond is also required, and the amount is periodically updated based on the number of disturbed acres.

The Taylor Mine in Jackson County has requirements similar to those described above for mining and reclamation. The Jackson County Zoning, Planning and POWTS Department administers the mining program.

Air emissions for both sites are regulated by the Wisconsin Department of Natural Resources, Bureau of Air Management. Mammoth monitors air emissions at both sites and has current permits.

Based on our review of information provided by Mammoth and available public information, it is BOYD's opinion that Mammoth's record of compliance with applicable mining, water quality, and environmental regulations is generally typical for the industry. BOYD is not aware of any regulatory violation or compliance issue that would materially impact the frac sand reserve estimate.

1.9 Conclusions

It is BOYD's overall conclusion that Mammoth's frac sand reserves, as reported herein: (1) were prepared in conformance with accepted industry standards and practices, and (2) are reasonably and appropriately supported by technical evaluations, which consider all relevant modifying factors. We do not believe there is other relevant data or information material to the properties that would render this technical report summary misleading. Our findings and conclusions represent only informed professional judgment.

Given the operating history and actual performance of Mammoth through the COVID-19 pandemic and volatile energy market conditions, we consider the going concern to be viable under the current and foreseeable operating environment. A general assessment of risk is presented in the relevant sections of this report.

The ability of Mammoth, or any mine operator, to recover all of the reported frac sand reserves is dependent on numerous factors that are beyond the control of, and cannot be anticipated by, BOYD. These factors include mining and geologic conditions, the capabilities of management and employees, the securing of required approvals and

JOHN T. BOYD COMPANY

1-21 JOHN T. BOYD COMPANY permits in a timely manner, future sand prices, etc. Unforeseen changes in regulations could also impact performance. Opinions presented in this report apply to the site conditions and features as they existed at the time of BOYD’s investigations and those reasonably foreseeable. Q:\ENG_WP\3756.007 Mammoth - S-K 1300 P&T\WP\Rpt\CH-1 Executive Summary.docx 2-1 JOHN T. BOYD COMPANY 2.0 INTRODUCTION 2.1 Registrant and Purpose This technical report summary was prepared for Mammoth in support of their disclosure of frac sand reserves for the Piranha and Taylor mines in accordance with S-K 1300. Mammoth is a public (TUSK), US-based energy services company headquartered in Oklahoma City, Oklahoma. Mammoth is an integrated company serving both the electric utility and the oil and gas industries in North America and US territories. Mammoth’s subsidiaries provide a diversified set of drilling and completion services to the exploration and production industry including, among others, pressure pumping, natural sand and proppant services as well as trucking, directional drilling, rentals and water transfer. In addition, Mammoth’s infrastructure division provides transmission, distribution and logistics services to various public and private owned utilities throughout the United States. Mammoth acquired both of their frac sand operations, the Taylor Mine and the Piranha Mine (formerly Chieftain Sand’s New Auburn operation), in 2017. Additional information is available on their website at mammothenergy.com. 2.2 Terms of Reference Mammoth retained BOYD to complete an independent technical assessment of frac sand resources and reserves for both the Piranha and Taylor Mines. Our objective was to: (1) review and evaluate the scientific and technical information on which the frac sand resources and reserves are based, and (2) update our independently-prepared estimates of frac sand resources and reserves for the subject properties. We have previously prepared estimates of fracs and resources and reserves for each of Mammoth’s mining properties. Our initial Taylor Resource and Reserve Report was issued in February 2018 (BOYD Report No. 3756.001). The initial Piranha Resource and Reserve Report was issued in May 2017 (BOYD Report No. 3828.001). Additionally, BOYD had completed technical studies of the Piranha operation for the previous owners, Chieftain. The estimates of frac sand resources and reserves reported herein have been adjusted to reflect an effective (i.e., “as of”) date of December 31, 2021. 2-2 JOHN T. BOYD COMPANY The results of our assessment, presented in report form herein, were prepared in accordance with the disclosure requirements set forth in S-K 1300. The purpose of this report is threefold: (1) to summarize available information for the subject mining properties, (2) to provide the conclusions of our independent technical assessment, and (3) to provide a statement of frac sand resources and reserves for the Piranha and Taylor mines. This is the first technical report summary filed by Mammoth for the mines. BOYD’s findings are based on our detailed examination of the supporting geologic, technical, and economic information provided by Mammoth in formulating the estimates of frac sand resources and reserves disclosed in this report. We independently estimated the frac sand resources and reserves from first principles based on third-party exploration information provided to BOYD. We used standard engineering and geoscience methods, or a combination of methods, that we considered to be appropriate and necessary to establish the conclusions set forth herein. As in all aspects of mining property evaluation, there are uncertainties inherent in the interpretation of engineering and geoscience data; therefore, our conclusions necessarily represent only informed professional judgment. The ability of Mammoth, or any mine operator, to recover all of the estimated frac sand reserves presented in this report is dependent on numerous factors that are beyond the control of, and cannot be anticipated by, BOYD. These factors include mining and geologic conditions, the capabilities of management and employees, the securing of required approvals and permits in a timely manner, future sand prices, etc. Unforeseen changes in regulations could also impact performance. Opinions presented in this report apply to the site conditions and features as they existed at the time of BOYD’s investigations and those reasonably foreseeable. This report is intended for use by Mammoth subject to the terms and conditions of its engagement agreement with BOYD. The agreement permits Mammoth to file this report as a technical report summary with the SEC pursuant to S-K 1300. Except for the purposes legislated under US securities law, any other uses of or reliance on this report by any third party is at that party’s sole risk. The responsibility for this disclosure remains with Mammoth. The user of this document should ensure that this is the most recent disclosure of frac sand resources and reserves for the Piranha and Taylor mines as it is no longer valid if more recent estimates have been issued. 2-3 JOHN T. BOYD COMPANY 2.3 Expert Qualifications BOYD is an independent consulting firm specializing in mining-related engineering and financial consulting services. Since 1943, BOYD has completed over 4,000 projects in the United States and more than 90 other countries. Our full-time staff comprises mining experts in: civil, environmental, geotechnical, and mining engineering; geology; mineral economics; and market analysis. Our extensive experience in frac sand resources/reserve estimation and our knowledge of the subject property, provides BOYD an informed basis on which to opine on the frac sand reserves available at the Mammoth mines. An overview of BOYD can be found on our website at www.jtboyd.com. The individuals primarily responsible for this audit and the preparation of this report are by virtue of their education, experience, and professional association considered qualified persons as defined in S-K 1300. Neither BOYD nor its staff employed in the preparation of this report have any beneficial interest in Mammoth, and are not insiders, associates, or affiliates of Mammoth. The results of our resource/reserve estimate and subsequent audit were not dependent upon any prior agreements concerning the conclusions to be reached, nor were there any undisclosed understandings concerning any future business dealings between Mammoth and BOYD. This report was prepared in return for fees based upon agreed commercial rates, and the payment for our services was not contingent upon our opinions regarding the project or approval of our work by Mammoth and its representatives. 2.4 Principal Sources of Information Information used in this assignment was obtained from: (1) Mammoth files and plans, (2) discussions with Mammoth personnel, (3) records on file with regulatory agencies, (4) public sources, and (5) nonconfidential BOYD files. The primary basis for this report is the previous technical reports, BOYD Reports No. 3828.001 issued in May 2017, and No. 3756.003 issued in April 2018, which provided independently-prepared estimates of frac sand resources and reserves for the Piranha Mine and BOYD Reports No. 3756.001 issued in February 2018, and No. 3756.004 issued in January 2019, which provided independently-prepared frac sand resource and reserve estimates for the Taylor Mine. Additional information was provided by Mammoth including: • Financial forecasting models. • Historical information, including: - Production reports and reconciliation statements. - Financial statements.

2-4 JOHN T. BOYD COMPANY - Product sales and pricing. - Mine plans. - Site plans. - Operational data. The data and work papers used in the preparation of this report are on file in our offices. 2.4.1 Site Visits Recent personal inspections of the Piranha and Taylor operations were not made for purposes of compiling this report. We have made multiple trips to both the Piranha and Taylor operations over the past five years. We also provide Mammoth with a year-end frac sand reserve statements for each operation that incorporate any material changes to the operations including property/lease/reserve acquisitions or dispositions. BOYD is thoroughly familiar with both of the subject Mammoth operations. 2.4.2 Reliance on Information Provided by the Registrant In the preparation of this report we have relied, without independent verification, upon information furnished by Mammoth with respect to: property interests; exploration results; current and historical production from such properties; current and historical costs of operation and production; and agreements relating to current and future operations and sale of production. BOYD exercised due care in reviewing the information provided by Mammoth within the scope of our expertise and experience (which is in technical and financial mining issues) and concluded the data are valid and appropriate considering the status of the subject properties and the purpose for which this report was prepared. BOYD is not qualified to provide findings of a legal or accounting nature. We have no reason to believe that any material facts have been withheld, or that further analysis may reveal additional material information. However, the accuracy of the results and conclusions of this report are reliant on the accuracy of the information provided by Mammoth. While we are not responsible for any material omissions in the information provided for use in this report, we do not disclaim responsibility for the disclosure of information contained herein which is within the realm of our expertise. 2.5 Effective Date The estimates of frac sand resources and reserves presented in this technical report summary are effective as of December 31, 2021. The report effective date is December 31, 2021. 2-5 JOHN T. BOYD COMPANY 2.6 Units of Measure The US customary measurement system has been used throughout this report. Tons are short tons of 2,000 pounds-mass. Unless otherwise stated, all currency is expressed in constant 2021 US Dollars ($). q:\eng_wp\3756.007 mammoth - s-k 1300 p&t\wp\rpt\ch-2 introduction.docx 3-1 JOHN T. BOYD COMPANY 3.0 PROPERTY OVERVIEW 3.1 Description and Location Referring to Figure 1.1 (General Location Map), the Piranha and Taylor operations are approximately 70 miles apart. From the Piranha wet plant site, it is approximately a 100-mile drive southeast to reach the Taylor operation. 3.1.1 Piranha Operation Mammoth’s Piranha Mine surface frac sand mining and wet processing operation is located on a contiguous block of land controlled by Mammoth, in Baron County, Wisconsin. The subject property is approximately 5 miles northwest of the town of New Auburn. Piranha’s Dry Plant and Loadout is also located in Baron County and is approximately 1.25 miles east of the mine and wet processing facility. Geographically, the Piranha frac sand processing plant is located at approximately 45°15'30.84” N latitude and 91°38'13.05” W longitude, and the dry plant/loadout is at approximately 45°15'18.82” N latitude and 91°36'12.39” W longitude. Figure 1.1 illustrates the location of the Piranha Sand Mine/Wet Plant Property and the Dry Plant/Railroad Loadout. 3.1.2 Taylor Operation Mammoth’s Taylor Mine surface frac sand mining operation is located on a contiguous block of land controlled by Mammoth, in Jackson County, Wisconsin. The subject property is less than 1 mile northwest of the town of Taylor. Taylor’s Rail Loadout, located in Trempealeau County, Wisconsin, is approximately 2.3 miles southwest of the mine and processing facility. Geographically, the Taylor frac sand processing plant is located at approximately 44°19'46.23” N latitude and 91°8'23.77” W longitude. and the off-site rail loadout is at approximately 44°18'14.96” N latitude and 91°10'34.86” W longitude. Figure 1.1 illustrates the location of the Taylor Mine and Plant and the off-site Rail Loadout. 3.2 History 3.2.1 Piranha Operation The Mammoth’s Piranha Operation was acquired from Chieftain Sand and Proppant LLC (Chieftain) on May 26, 2017. Under Chieftain, the property commenced mining 3-2 JOHN T. BOYD COMPANY operations in August 2012. In January 2018, Mammoth purchased the Conoboy tract, which is adjacent to a tract of land previously mined by Chieftain. Operations on the Piranha/Chieftain property have mined premium NWS for use in the oil/gas industry. Mammoth’s Mine Safety and Health Administration (MSHA) identification number (4703665), for the mine/wet processing operation, was originally assigned in 2012 and transferred to Mammoth in May 2017. The MSHA identification number (4703675), for the dry plant/loadout facility, was originally assigned in 2012, and transferred to Mammoth on May 2017. 3.2.2 Taylor Operation The Taylor Operation commenced mining operations in 2012 and has mined premium NWS for use in the oil/gas industry. Mammoth acquired the Taylor operation in June 2017 when they acquired Sturgeon Acquisitions, LLC. The mining operations were issued a MSHA identification number (4703655) in June 2012. 3.3 Property Control Ownership information, provided to BOYD by Mammoth for the Piranha and Taylor operations, has been accepted as being true and accurate for the purpose of this report. 3.3.1 Piranha Operation The Piranha Property comprises approximately 600 acres, where Mammoth owns 100% of the surface and mineral rights. The current estimated mineable area is approximately 313 acres, or 52% of the total property, after observing setbacks, right of ways, processing areas, and other non-mining acreage. 3.3.2 Taylor Operation Taylor owns in fee numerous land parcels which comprise the process plant site, mineral resource areas, and rail loadout facility. There are two areas, consisting of numerous parcels, which comprise the mining property. These two areas are the Taylor area and the Miller property, collectively referred to as the Taylor Property. The Taylor area consists of 11 contiguous land parcels totaling approximately 391 acres. Current mining and processing operations occur on this property and approximately 148 acres of frac sand resources remain in this area. These parcels are zoned for mineral extraction and retain a current Nonmetallic Mining Permit issued by Jackson County.

3-3 JOHN T. BOYD COMPANY The Miller Property, which is located adjacent to and southwest of the Taylor area, is comprised of five parcels totaling approximately 60 acres. No mining has occurred on this property; however, it is estimated to contain 43 mineable acres. Currently, the property is not permitted for mining activities, however, BOYD notes that it is reasonable to assume that this permit would be granted at such time Taylor submits the permit application. 3.4 Adjacent Properties Wisconsin frac sand mining and processing activity occurs in three general regions/districts: the Barron, Blair, and Oakdale districts. All three districts have seen extensive mining of the sand deposits for purposes of producing frac sand. Mammoth’s Piranha operation is in the Barron district, where existing frac sand mining operations are located west-southwest of the Piranha Mine. The Taylor operation is in the Blair district, with existing frac sand mining operations located west-southwest of the Taylor Mine. 3.5 Regulation and Liabilities Mining and related activities for the Piranha and Taylor operations are regulated by Federal, State of Wisconsin, and Local/County agencies. 3.6 Accessibility, Local Resources, and Infrastructure 3.6.1 Piranha Operation Mammoth’s Piranha Mine is located near a number of towns in western Wisconsin. Barron County and the eight surrounding counties have a combined population of over 356,000 people, according to 2020 population estimates for the State of Wisconsin. General access to the Piranha’s mining and loadout sites is via a well-developed network of primary and secondary roads serviced by state and local governments. These roads offer direct access to the mine and processing facilities and are open year-round. Primary vehicular access to both the mining and loadout sites is via County Road AA, with nearby access to U.S. Highway 53. The Piranha operation has an off-site rail loadout with access to the UP rail network. 3-4 JOHN T. BOYD COMPANY The Piranha operation has access to numerous airports as there are: • Four International airports within a 285-mile radius of the site. • Four Domestic airports within a 135-mile radius of the site. • Three Local airports within a 60-mile radius of the site. Sources of three phase electrical power, natural gas, and other miscellaneous materials are readily available. Water is supplied to the operation via various sources such as, on-site wells, on-site ponds, and public water. 3.6.2 Taylor Operation Mammoth’s Taylor Mine is located near a number of towns in southwestern Wisconsin. Jackson County and the seven surrounding counties have a combined population of over 455,000 people, according to 2020 population estimates for the State of Wisconsin. General access to the Taylor Mine is via a well-developed network of primary and secondary roads serviced by state and local governments. These roads offer direct access to the operation and are open year-round. Primary vehicular access to both sites is via State Route 95. Taylor’s off-site rail loadout has access to the CN rail network. The Taylor operation has access to numerous airports as there are: • Four International airports within a 255-mile radius of the site. • Four Domestic airports within a 155-mile radius of the site. • Three Local airports within a 70-mile radius of the site. Sources of three phase electrical power, natural gas, and other miscellaneous materials are readily available. Water is supplied to the operation via various sources such as, on-site wells, on-site ponds, and public water. 3.7 Physiography 3.7.1 Piranha Operation The Piranha Operation is in the Central Plain region, a geographical region approximately 13,000 square miles in area, which is in the shape of V across the central part of Wisconsin (Burnett and Polk Counties on the western border of the state, down to Columbia County, and up to Marinette County on the eastern border of the state). The region is characterized as a flat sandy plain with elevations between 700 ft and 800 ft above sea level; however, the western part of the Central Plain region does have some 3-5 JOHN T. BOYD COMPANY hilly areas where elevations reach as high as 1,200 ft above sea level (e.g., in Barron County). The surface topography within the Piranha Property is fairly flat lying. The property is overlain by glacial till ranging from a few feet to about 38 ft in depth. Beneath the glacial till is a relatively uniform deposit of the Wonewoc Formation, one of the primary sources of NWS. Wonewoc sand is present over most of the property, with the exception of certain areas where glacial till material is encountered as part or all of the Wonewoc sand unit was eroded. These till areas seem to be isolated and fairly well-defined based on prior exploration and mining activity. 3.7.2 Taylor Operation The Taylor Operation is located in the Western Upland, a geographical region that comprises the western half of Wisconsin. The Western Upland region is rugged and hilly and is divided by streams and rivers. The region contains numerous rocky outcrops and small caves. The surface of Taylor’s two areas consists of unconsolidated soil, underlain by shale or shaley-sand, which ranges in thickness from 1 ft to 30 ft on the Taylor area, and ranges in thickness from 0 ft to 21 ft on the Miller Property. The frac sand deposit underlying these two areas consists primarily of the Galesville Member of the Wonewoc Formation. Extensive outcropping of this sand is present throughout the area due to high topographic relief. 3.8 Climate 3.6.1 Piranha Property For the Piranha operation, average monthly high temperatures range from 23ºF to 81ºF, with June, July, and August being the hottest months. Average monthly low temperatures range from 7ºF to 60ºF, with the months of November, December, January, February, and March exhibiting average lows at or below freezing (32ºF). Average annual rainfall is 43.5 in. with approximately 78 days of rain. Average annual snowfall is about 52 in. with approximately 27 days of snowfall. 3-6 JOHN T. BOYD COMPANY Table 3.1 provides National Oceanic and Atmospheric Administration’s (NOAA) monthly average climate data for Barron County, Wisconsin. Table 3.1: Climate Data for Piranha Property Barron County, Wisconsin Averages Units Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec High Temp ºF 23 27 40 55 68 77 81 78 70 56 41 27 Low Temp ºF 7 8 22 34 46 56 60 58 50 38 27 13 Rainfall inches 0.9 0.8 1.6 2.7 3.4 4.1 3.8 4.4 3.7 2.9 1.8 1.2 days 5 3 5 7 8 9 8 8 8 7 5 5 Snowfall inches 11.2 9.3 9.3 3.3 0.3 0.0 0.0 0.0 0.0 0.7 5.7 11.8 days 7 5 3 2 0 0 0 0 0 0 3 6 Source: National Oceanic and Atmospheric Administration 3.6.1 Taylor Property For the Taylor operation, average monthly high temperatures range from 23ºF to 84ºF, with June, July, and August being the hottest months. Average monthly low temperatures range from 7ºF to 60ºF, with the months of November, December, January, February, and March exhibiting average lows at or below freezing (32ºF). Average annual rainfall is 43.5 in. with approximately 98 days of rain. Average annual snowfall is about 33 in. with approximately 16 days of snowfall. Table 3.2 provides NOAA’s monthly average climate data for Jackson County, Wisconsin. Table 3.2: Climate Data for Taylor Property Jackson County, Wisconsin Averages Units Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec High Temp ºF 23 30 45 58 70 78 84 81 73 59 45 31 Low Temp ºF 7 9 23 34 46 56 60 58 48 37 27 15 Rainfall inches 1.3 1.4 1.9 4.9 5.0 6.3 4.8 5.4 4.2 4.2 1.6 2.5 days 6 6 6 11 11 11 8 9 8 9 5 8 Snowfall inches 7.5 7.6 5.1 2.8 0.0 0.0 0.0 0.0 0.0 0.0 1.2 9.0 days 4 4 2 1 0 0 0 0 0 0 1 4 Source: National Oceanic and Atmospheric Administration

4-1 JOHN T. BOYD COMPANY 4.0 GEOLOGY 4.1 Regional Geology NWS deposits are generally located in the north-central portion of the United States (predominantly in Minnesota, Wisconsin, and Illinois, with lesser amounts in Arkansas and Iowa). NWS is found in poorly cemented Cambrian and Ordovician sandstones and in unconsolidated alluvial deposits locally derived from these sandstones. The Saint Peter, Jordan, Wonewoc, and Mount Simon formations, located in south-central Minnesota into Wisconsin, are the primary sources of NWS, and can be observed in Figure 4.1, on the following page, which presents the various stratigraphic rock units in Wisconsin. Both the Piranha and Taylor operations are underlain by the Wonewoc Formation, one of the most extensively mined sources of frac sand in Wisconsin. The Wonewoc Formation is of Cambrian age and consists of two members: the overlying Ironton Member and the underlying Galesville Member. Both members are typically white in color, well sorted, subrounded to rounded orthoquartzites that typically exhibit a monocrystalline grain structure lending to the high compressive strength these sands exhibit in lab testing. The Wonewoc frac sand is well accepted and has a “branding” distinction recognized by many of the well service companies in many of the energy basins. 4.2 Local Stratigraphy 4.2.1 Piranha Operation The sandstone underlying the Piranha Property is a relatively uniform deposit of the Wonewoc Formation. Small areas of glacial tills are present in eastern portions of the property where glacial processes have scoured out portions of the Wonewoc sandstone. Drill hole coverage and previous mining activities on the property have helped define approximate extents of these areas of thin or absent sand. Based on drilling results, the deposit ranges in thickness from around 30 ft in the eastern-most extents of the property, to more than 90 ft in central portions of the property. The average mineable thickness is estimated to be approximately 65 ft across the subject area. It is noteworthy that a portion of exploration drilling done to date has not fully penetrated through the entire Wonewoc sandstone interval. Much of the drilling 4-3 JOHN T. BOYD COMPANY work completed in the past was terminated shortly after reaching the elevation of local groundwater assuming that to be the limit of future mining. Regulatory agencies now approve mining permits which allow mining to extend below the ground water table (while still expressly prohibiting dewatering). Since some of the earlier drilling data lacks information on portions of deeper mineable materials, the full thickness of the sand cannot be determined in some areas. For purposes of this report, mineable sand is considered to extend below the ground water level to depths assumed to be within reach of excavating equipment currently on the property. Mine planning assumes mining is done in phases with the upper sand zone (Wonewoc A) mined from the top of the formation to a base elevation of 1,110 ft, leaving a 5-ft interval intact above the local groundwater elevation. The lower mineable interval, Wonewoc B, extends approximately 15 ft into the groundwater table or to a maximum depth of 20 ft below the previous bench or to an elevation of 1,090 ft. 4.2.2 Taylor Operation The surface of the Taylor Property consists of unconsolidated soil, underlain by shale or shaley-sand. The overburden thickness in the Taylor area ranges 1 ft to 30 ft, with an average of 10 ft, and on the Miller Property ranges 0 ft to 21 ft, with an average of 6 ft. The overburden is shallow in areas near the sand outcrop. In areas under the highest topography, the overburden may become more competent. Beneath the overburden is the Wonewoc Formation. On the Taylor area, the sand ranges in thickness from 11 ft near the outcrops to 177 ft beneath the highest ridge areas, and averages 86 ft. On the Miller Property, the sand ranges in thickness from 13 ft to 141 ft, and averages 63 ft. The bottom of the mineable material is between elevations of 890 ft and 905 ft above sea level. In addition, the sand thickness is greatest under the tops of the wooded knoll areas with thinning occurring moving downslope toward the outcrops. Sand grain size becomes coarse in the middle portions of the Galesville interval. 4.3 Frac Sand Geology Frac sand is a naturally occurring, high silica content quartz sand, with grains that are generally well-rounded. The main difference between frac sand and other sands is that frac sand grains are relatively pure in composition, consisting almost entirely of quartz; other sands have numerous impurities that may be cemented to the quartz grains. The pure quartz composition of frac sand grains, along with being well-rounded and spherical in shape, gives these sands the characteristics (crush strength, high acid solubility, low turbidity) that are sought after by the drilling service industry. 4-4 JOHN T. BOYD COMPANY The NWS of the Wonewoc Formation is generally characterized by a high silica content, high roundness and sphericity, white color, and lack of deleterious material. Because of their monocrystalline structure, these sands have superior grain strength when compared to other silica sands. q:\eng_wp\3756.007 mammoth - s-k 1300 p&t\wp\rpt\ch-4 - geology.docx

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5.0 EXPLORATION DATA

5.1 Background

BOYD has performed various technical studies, including the estimation of frac sand resources and reserves, for the Piranha Property (formerly Chieftain Sand's New Auburn operation) since 2014, and for the Taylor operation since 2014.

5.2 Exploration Procedures

5.2.1 Drilling and Sampling

5.2.1.1 Piranha

A series of comprehensive drilling and sampling programs have been performed on and around the subject Piranha Property throughout the history of the operation with the latest occurring in January 2018. A total of 111 drill holes are located on various parcels, which are either owned by Mammoth or potential acquisition properties. Prop-Tester Inc., StimLab Inc., FracTAL, LLC., and Minerals Technologies Inc. have analyzed the samples obtained from the various drilling programs on the subject property.

BOYD reviewed the drilling and sampling results obtained from the various exploration programs, as well as, when available, the equipment utilized, and the sampling, logging, and field work performed. When methodologies and procedures were available for review, the data obtained appeared to be carefully and professionally collected, prepared, and documented in conformance with generally accepted industry standards. BOYD opines that the exploration information provided is adequate for purposes of evaluating and estimating frac sand resources and reserves on the Piranha Property.

5.2.1.2 Taylor

Two notable exploration drilling and sampling programs have been completed on the Taylor area and Miller Property.

The first program was completed in mid-2011 and consisted of drilling 18 holes on the Taylor area and 11 holes on the Miller Property. The A.F. Gelhar Company performed the drilling as well as the particle size analysis on the samples. A composite sample was collected for API RP19C testing which was performed by Stim-Lab, Inc., Duncan, Oklahoma in April 2012. The specific geologic logs or physical sand samples from this campaign were not available for review, however, a summary of results was included in the Bay report issued in April 2012. Based upon our extensive knowledge of the

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Wonewoc sand formation, BOYD believes the exploration data contained in the Bay report to be representative of the in-place resource.

Sampling during the 2011 program was typically completed on 10-ft increments; however, none of the holes were continuously sampled from the top of the sandstone through the total depth of each hole. With the continuous nature of the Wonewoc sandstone deposition, ongoing production sampling of the sand, and additional nearby exploration information from this formation, BOYD opines that the data gathered was adequate to provide a reasonable understanding of the deposit underlying the Taylor Property.

BOYD notes that the first exploration program was performed during the time when energy markets were predominantly interested in coarse grade proppant sand. As such, it appears that the first program focused only on the coarse increment of the Wonewoc Formation. Consequently, the majority of the drill holes were terminated within the Wonewoc Sandstone prior to penetrating the bottom of the formation. As market demand shifted to finer mesh proppant sand products, it became necessary to mine the full thickness of the sand formation in order to recover the finer sand. To gain a complete understanding of the full sand formation being mined would require additional drilling and sampling data.

A second drilling and sampling program commenced in February 2018 and focused only on defining the total thickness of the mineable sandstone unit (i.e., defining the top and bottom occurrences of the mineable sandstone interval) and obtaining additional information on overburden thickness throughout the Taylor Property (Taylor area and Miller Property). BOYD selected the drill hole locations, which were generally spaced at approximately 500 ft to 1,000 ft centers, to support the estimation of frac sand resources. PSC Drilling was contracted to drill the holes. Cuttings were logged by a BOYD geologist, and Taylor personnel gathered grab samples from various drilling depths. The sieve analyses were performed by Taylor's in-house labs.

BOYD notes that the results of the two drilling programs, associated laboratory testing, and historic operating test data are the principal sources of information used to define the extent, tonnage, and quality of sand underlying the Taylor Property.

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5.2.2 Frac Sand Quality Testing

5.2.2.1 Piranha

The Piranha operation has produced premium quality NWS products throughout its operating history. Exploration drilling records, sieve analyses, and API/ISO testing show the deposit to be capable of continuing to supply premium quality NWS product.

Results from the various API tests performed on the samples from the Piranha Property are discussed in Section 5.3.

5.2.2.2 Taylor

A review of the available drill hole analysis indicates the Taylor Property is underlain by a NWS grade sand deposit that is predominately fine to coarse in grain size. Test results are indicative of (consistent with) high quality NWS mined and processed from the Wonewoc Formation in this area of Wisconsin. In addition, the operation has produced premium quality NWS products throughout its operating history.

Results from the various API tests performed on the samples from the Taylor Property are discussed in Section 5.3.

5.2.3 Other Exploration Methods

No other methods of exploration (such as airborne or ground geophysical surveys) are reported for the Piranha and Taylor properties.

5.3 Laboratory Testing Results

The relatively uniform nature of the Wonewoc sand formation underlying the Piranha and Taylor properties, combined with laboratory test results, indicated that the Piranha and Taylor properties are capable of producing a suite of 20/140-mesh frac sand products that meet customer specifications for frac sand use.

5.3.1 Grain Size Distribution

Grain size distribution was analyzed according to API RP 19C/ISO 13503-2, Section 6.

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5.3.1.1 Piranha

A table of weighted average grain size distribution of the dry plant feed, based on laboratory testing results, is shown in Table 5.1.

Table 5.1: Weighted Average Particle Size Distribution

Approximate Grain Size Distribution of Dry Plant Feed (%)		
20/40	40/70	70/140
30.2	53.8	16.0

The preceding table highlights the relative size mix of the sand found within the Piranha Property, indicating approximately 70% of the sand particles are concentrated in the 40/140-mesh sand faction.

5.3.1.2 Taylor

A table of weighted average grain size distribution of the dry plant feed, based on laboratory testing results, is shown in Table 5.2.

Table 5.2: Weighted Average Particle Size Distribution

Approximate Grain Size Distribution of Dry Plant Feed (%)			
20/40	30/50*	40/70	70/140
25.2	43.4	48.6	26.2

* Note that 30/50 size produced may only be made in lieu of an equivalent portion of 20/40 and 40/70 size material, as these product sizes overlap and are not cumulative.

The preceding table highlights the relative size mix of the sand found within the Taylor Property, indicating approximately 75% of the sand particles are concentrated in the 40/140-mesh sand faction.

5.3.2 Grain Shape (Sphericity and Roundness)

Grain shape was analyzed according to ISO 13503-2/API RP19C, Section 7. Under this standard, recommended sphericity and roundness values for proppants are 0.6 or greater. As part of the grain shape analysis, the presence of grain clusters (weakly cemented grain aggregates) and their approximate proportion in the sample were reported.

5.3.3 Crush Resistance

Crush resistance is a key test that determines the amount of pressure a sand grain can withstand under laboratory conditions for a two-minute duration. The sample was analyzed according to ISO 13503-2/API RP19C, Section 11. Under this standard, the

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highest stress level (psi) in which the proppant produces no more than 10% crushed fine material is rounded down to the nearest 1,000 psi and reported as the “K-value” of the material.

5.3.4 Acid Solubility

Acid solubility was analyzed according to ISO 13503-2/API RP19C, Section 8. Under this standard, 5 grams of sand is treated with 100 milliliters of 12:3 hydrochloric acid to hydrofluoric acid at 150ºF for 30 minutes. The recommended maximum acid solubility for proppants in the 6/12 through 30/50-mesh size range is 2.0%, and for proppants in the 40/70-mesh and finer size range is 3.0%.

5.3.5 Turbidity

Turbidity was analyzed according to ISO 13503-2/API RP19C, Section 9. Under this standard, the suggested maximum frac sand turbidity should be equal to or less than 250 nephelometric turbidity units (NTU).

5.3.6 Quality Summary

5.3.6.1. Piranha

API/ISO frac sand characterization is supported by samples composited from seven drill holes spaced across the property. Testing was conducted by PropTester, Inc. laboratories located in Cypress, Texas according to the procedures outlined in ISO 13503-2/API RP19C, Section 11 and API RP 56/58/6. Testing was completed on four anticipated product sizes: 20/40, 30/50, 40/70, and 70/140 (100-mesh). Each product size had a full suite of API RP 19C testing performed in order to assess the proppant characteristics relative to standard industry specification. Results of the API testing are in Table 5.3 below.

Table 5.3: Piranha API/ISO Test Results

	20/40-Mesh		30/50-Mesh		40/70-Mesh		100-Mesh	
Test	Result	Limit	Result	Limit	Result	Limit	Result	Limit
Roundness	0.8	0.6 ≥	0.7	0.6 ≥	0.7	0.6 ≥	0.7	0.6 ≥
Sphericity	0.8	0.6 ≥	0.8	0.6 ≥	0.8	0.6 ≥	0.8	0.6 ≥
Turbidity (NTU)	5	≤ 250	6	≤ 250	6	≤ 250	15	≤ 250
Acid Solubility (%)	1.5	≤ 2.0	1	≤ 2.0	0.9	≤ 3.0	5	≤ 3.0
K-Value (psi)	6K	-	7K	-	8K	-	8K	-

API/ISO product test results indicate an overall premium NWS proppant material that is typically produced from the Wonewoc Formation. Quality characteristics tend to exceed API recommended minimum specifications. BOYD notes that the Piranha operation has been selling various frac sand sized products their customers.

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5.3.6.2. Taylor

A composite sample split obtained from Taylor's first drilling and sampling program and historic site laboratory data were utilized to demonstrate the quality of the 20/40-mesh, 30/50-mesh, and 40/70-mesh product sizes. Because of the first drilling program's focus on the coarse sand material, 20/70-mesh material, API RP 19C testing was not performed on the 70/140-mesh material. The test results from the suite of 20/70-mesh products are presented in Table 5.4 below.

Table 5.4: Taylor API/ISO Test Results

	20/40-Mesh		30/50-Mesh		40/70-Mesh	
Test	Result	Limit	Result	Limit	Result	Limit
Roundness	0.7	0.6 ≥	0.6	0.6 ≥	0.7	0.6 ≥
Sphericity	0.8	0.6 ≥	0.8	0.6 ≥	0.8	0.6 ≥
Turbidity (NTU)	33	≤ 250	41	≤ 250	55	≤ 250
Acid Solubility (%)	0.6	≤ 2.0	0.8	≤ 2.0	1	≤ 3.0
K-Value (psi)	6K	-	7K	-	9K	-

API/ISO product test results indicate an overall premium NWS proppant material that is typically produced from the Wonewoc Formation. Quality characteristics tend to meet or exceed API recommended minimum specifications. BOYD notes that the Taylor operation has been selling various frac sand sized products to their customers.

5.4 Data Verification

BOYD prepared the resource/reserve reports for the Piranha Property and the Taylor Property and associated updates to the estimated resources and reserves tons through December 31, 2020, for the subject properties.

The December 31, 2021, frac sand reserve estimates for the Piranha Property and the Taylor Property are based on historic drill hole data previously reviewed and utilized by BOYD in the preparation of our prior frac sand resource and reserve estimates. As we have previously judged the exploration drilling and sampling data representative and reasonable, we opine that they are still representative and reasonable for use in the December 31, 2021, frac sand resource and reserve estimates for the subject properties.

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6.0 FRAC SAND RESOURCES AND RESERVES

6.1 Applicable Standards and Definitions

Unless otherwise stated, frac sand resource and frac sand reserve estimates disclosed herein are completed in accordance with the standards and definitions provided by S-K 1300. It should be noted that BOYD considers the terms “mineral” and “frac sand” to be generally interchangeable within the relevant sections of S-K 1300.

Estimates of any mineral resources and reserves are always subject to a degree of uncertainty. The level of confidence that can be applied to a particular estimate is a function of, among other things: the amount, quality, and completeness of exploration data; the geological complexity of the deposit; and economic, legal, social, and environmental factors associated with mining the resource/reserve. By assignment, BOYD used the definitions provided in S-K 1300 to describe the degree of uncertainty associated with the estimates reported herein.

The definition of mineral (frac sand) resource provided by S-K 1300 is:

> *Mineral resource is a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable. It is not merely an inventory of all mineralization drilled or sampled.*

Estimates of frac sand resources are subdivided to reflect different levels of geological confidence into measured (highest geologic assurance), indicated, and inferred (lowest geologic assurance)

The definition of mineral (frac sand) reserve provided by S-K 1300 is:

Mineral reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

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Estimates of frac sand reserves are subdivided to reflect geologic confidence, and potential uncertainties in the modifying factors, into proven (highest assurance) and probable.

Figure 6.1 shows the relationship between mineral (frac sand) resources and mineral (frac sand) reserves.


Increased level of geological
Knowledge and confidence
MINERAL
RESOURCES
MINERAL
RESERVES
Inferred
Indicated
Probable
Measured
Proven
Consideration of
"Modifying Factors"

Figure 6.1: Relationship Between Frac Sand Resources and Frac Sand Reserves

In this report, the term "frac sand reserves" represent the tonnage of frac sand products that meets customer specifications and will be available for sale after processing of the ROM sand.

6.2 Frac Sand Resources

6.2.1 Methodology

6.2.1.1 Piranha

BOYD independently prepared estimates of in-place frac sand for the Piranha Property. In 2017, BOYD prepared a geologic model of the sand deposits within the Piranha Property as of March 31, 2017, and in April 2018 we revised the resource data to include the Conoboy property, which was purchased in January 2018.

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6-3 JOHN T. BOYD COMPANY In preparing our estimates of in-place frac sand for the Piranha Property, BOYD notes the following: 1. BOYD compiled a database containing overburden thickness, sand depth, sand thickness, and other information on a by drill hole basis from the various drilling and sampling programs performed. The geologic data contained in the database was imported into Carlson Software (Carlson), a geologic modeling and mine planning software suite that is widely used and accepted by the mining industry throughout the United States. 2. A geologic model of the deposit was created in Carlson using industry-standard grid modeling methods well-suited for simple stratigraphic deposits, and for estimating overburden and sand volumes and associated product distribution. The geologic model delineates overburden, the top and bottom of the mineable sand horizon and the distribution of the product size fractions across the deposit. 3. Mineable sand is present over most of the subject property, except for certain areas where drilling noted the presence of glacial till material where part or all of the Wonewoc sand unit is eroded. The till areas appear to be isolated and somewhat well-defined due to the combination of past exploration drilling and the extent of current and past mining activities on the property. Adjustments were made in the model to account for the anomalous areas, property mining offsets, and removing areas already mined. a. In 2017, the Conoboy property was targeted as a potential acquisition. It was independently analyzed but not included in the 2017 resource numbers. Later in 2018, the model data was updated to include the effect of adding the Conoboy property to the resource estimates. 4. In-place volumes for each of the proposed mining blocks were calculated from the Carlson geologic model. An in-place sandstone dry density of 130 pounds per cubic foot was used to convert the in-place sand volumes to in-place short tons. 5. BOYD utilized post March 31, 2017, production data provided by Mammoth, in conjunction with the Conoboy data, to reconcile the estimate from the March 31, 2017, volumetric estimate to December 31, 2021. 6.2.1.2 Taylor BOYD independently prepared estimates of in-place frac sand for the Taylor Property. In February 2018, BOYD prepared a geologic model of the sand deposits within the Taylor Property as of December 31, 2017. The geologic model was revised in January 2019 due to: 1. A change to property boundary setback requirements resulting from a variance approval from the Jackson County Zoning and Sanitation Administration in November 2018. 6-4 JOHN T. BOYD COMPANY 2. The availability of additional sieve data related to the rotary holes drilled in the February 2018 drilling and sampling program (Chapter 5) that were not included in the geologic model used to calculate the resource tons reported in the February 2018 report. In preparing our estimates of in-place frac sand for the Taylor Property, BOYD notes the following: 1. All available drill hole records, the compiled grain size distribution data for each analyzed interval obtained from the Bay report and from the February 2018 drilling and sampling program, as well as the API results provided to BOYD, were compiled into a database for use in modeling the quantity of mineable sand underlying the Taylor Property. BOYD also used historical experience at Taylor and our knowledge of other Wonewoc Formation operations, to assign product size distribution. 2. BOYD obtained an updated topographic contour map, produced by Mau & Associates, Green Bay, Wisconsin, of the active pit area that was produced from a drone recording LIDAR measurement within the active portion of the mine property in May 2017. The May 2017 map was adjusted by BOYD based on information obtained during our site visit in January 2018 to reasonably reflect the mining boundaries as of December 31, 2017. 3. The mineable area was initially defined by applying a 50-ft offset inside of the entire property line. Areas around the wet and dry plants, access roads, and mine office buildings were also excluded from the estimate, with 50-ft offsets placed around these areas. A final vertical pit slope was utilized from the surface to the bottom of the defined mineable sand interval. In November 2018, Taylor provided an updated variance map showing that all common property boundaries between Taylor Frac and Badger Mining may now be reduced to allow mining within 40 ft of these property lines, versus the initially required 100-ft property line offset. All other property line offsets remained at 100-ft offsets. This change was incorporated into the geologic model. 4. The mineable sand interval was defined using drill hole sand thickness data and topographic mapping provided by Bay and the 2018 drilling program. This information was also utilized to identify the overburden thickness. Carlson’s geological modeling software was used to calculate the resource volume and overburden volume. An in-place sandstone dry density of 118.5 pounds per cubic foot was used to convert the in-place sand volumes to in-place short tons. 5. BOYD utilized post December 31, 2017, production data provided by Mammoth, along with the BOYD January 2019 Report amending the resource tons as of December 31, 2017, to reconcile the estimate from the December 31, 2017, volumetric estimate to December 31, 2021. 6-5 JOHN T. BOYD COMPANY 6.2.2 Classification Geologic assuredness is established by the availability of both structural (thickness and elevation) and quality (size fraction) information for the deposit. Resource classification is generally based on the concentration or spacing of exploration data which can be used to demonstrate the geologic continuity of the deposit. When material variations in thickness, depth, and/or sand quality occur between drill holes, the allowable spacing distance between drill holes is reduced. 6.2.2.1 Piranha The Qualified Person has determined the area under study related to the Piranha Property are well explored and exhibit acceptable drill hole data spacing to be classified as a measured resource. In addition, we note that the deposit is technically and legally mineable, as evidenced by previous operation and the available documentation provided. It is BOYD’s understanding that there are no outstanding legal or regulatory issues regarding this property. BOYD is of the opinion that there is a low degree of uncertainty associated with the Piranha resource classification. 6.2.2.2 Taylor The Qualified Person has determined the area under study related to the Taylor Property have acceptable sample spacing to classify as a Measured Resource as determined by a qualified person having the requisite experience with mining in the Wonewoc Formation. In addition, we note that the deposit is technically and legally mineable as evidenced by the documentation provided for this mining operation. It is BOYD’s understanding that there are no outstanding legal or regulatory issues regarding this property. BOYD is of the opinion that there is a low degree of uncertainty associated with the Taylor resource classification. 6.2.3 Frac Sand Resource Estimate There are no reportable frac sand resources excluding those converted to frac sand reserves for the Piranha Mine and the Taylor Mine. Quantities of frac sand controlled by Mammoth within the defined boundaries of the Piranha Property and the Taylor 6-6 JOHN T. BOYD COMPANY Property, which are not reported as frac sand reserves are not considered to have potential economic viability; as such, they are not reportable as frac sand resources. 6.2.4 Validation BOYD independently estimated in-place frac sand resources for the Piranha Mine and the Taylor Mine based on the provided drilling, sampling, and testing data obtained from Mammoth. Utilizing industry-standard grid modeling techniques we have estimated volumes of frac sand indicated by such data. Based on our review of the information provided by Mammoth, we are of the opinion that the data provided are reasonable and appropriate. Furthermore, it is our opinion that the estimation methods employed are both appropriate and reasonable for the deposit type and proposed extraction methods. 6.3 Frac Sand Reserves 6.3.1 Methodology 6.3.1.1 Piranha Estimates of frac sand reserves for the Piranha Mine were derived contemporaneously with estimates of frac sand resources. To derive an estimate of saleable product tons (proven and probable frac sand reserves), the following modifying factors were applied to the in-place measured and indicated frac sand resources underlying the respective mine plan areas: • A 90% mining recovery factor, which assumes that 10% of the mineable (in-place) frac sand resource will not be recovered during mining for various reasons. Applying this recovery factor to the in-place resource results in the estimated ROM sand tonnage that will be delivered to the wet process plant. • An overall 79% processing recovery. This recovery factor accounts for losses in the wet and dry plants. This recovery factor accounts for removal of out-sized (i.e., larger than 20-mesh and smaller than 140-mesh) sand and losses in the wet and dry processing plants due to minor inefficiencies. The overall product yield (after mining and processing losses) for the Piranha Mine is estimated at approximately 71%. That is, for every 100 tons of in-place frac sand resources mined, approximately 71 tons will be recovered and sold as product.

6-7 JOHN T. BOYD COMPANY BOYD utilized post March 31, 2017, production data provided by Mammoth, in conjunction with the Conoboy data, to reconcile the estimate from the March 31, 2017, volumetric estimate to December 31, 2021. As previously noted, there are no reportable frac sand resources. However, Table 6.1 provides insight into the frac sand in-place resources tons that would be eventually mined and converted into frac sand product tons for the Piranha Mine. The frac sand product tons are equivalent to the total frac sand reserve tons as of December 31, 2021, for the Piranha Mine. Piranha Property In-Place, ROM and Product Tons Tons (000) In-Place ROM* Product** Measured 53,391 48,052 37,814 *Run-of-Mine tons calculated using a 90% mining recovery. **Product tons calculated using 79% processing recoveries. Table 6.1: Mineable and Reserve Tons as of December 31, 2021 6.3.1.2 Taylor Estimates of frac sand reserves for the Taylor Mine were derived contemporaneously with estimates of frac sand resources. To derive an estimate of saleable product tons (proven and probable frac sand reserves), the following modifying factors were applied to the in-place measured and indicated frac sand resources underlying the respective mine plan areas: • A 90% mining recovery factor, which assumes that 10% of the mineable (in-place) frac sand resource will not be recovered for various reasons. Applying this recovery factor to the in-place resource results in the estimated ROM sand tonnage that will be delivered to the wet process plant. • An overall 73% processing recovery. This recovery factor accounts for losses in the wet and dry plants. This recovery factor accounts for removal of out-sized (i.e., larger than 20-mesh and smaller than 140-mesh) sand and losses in the wet and dry processing plants due to minor inefficiencies. The overall product yield (after mining and processing losses) for the Taylor Mine is estimated at approximately 66%. That is, for every 100 tons of in-place frac sand resources mined, approximately 66 tons will be recovered and sold as product. BOYD utilized post December 31, 2017, production data provided by Mammoth, along with the BOYD January 2019 Report (amending the resource tons as of December 31, 6-8 JOHN T. BOYD COMPANY 2017) to reconcile the amended estimate from the December 31, 2017, to the December 31, 2021, estimate. As previously noted, there are no reportable frac sand resources. However, Table 6.2 provides insight into the frac sand in-place resources tons that would be eventually mined and converted into frac sand product tons for the Taylor Mine. The frac sand product tons are equivalent to the total frac sand reserves as of December 31, 2021, for the Taylor Mine. Taylor Property In-Place, ROM and Product Tons Tons (000) In-Place ROM* Product** Measured 36,951 33,256 24,277 *Run-of-Mine tons calculated using a 90% mining recovery. **Product tons calculated using 73% processing recoveries. Table 6.2: Mineable and Reserve Tons as of December 31, 2021 6.3.2 Classification Proven and probable frac sand reserves are derived from measured and indicated frac sand resources, respectively, in accordance with S-K 1300. BOYD is satisfied that the frac sand reserve classification reflects the outcome of technical and economic studies. 6.3.3 Frac Sand Reserve Estimate 6.3.3.1 Piranha Mammoth’s estimated surface mineable frac sand reserves for the Piranha Property total approximately 37.8 million saleable product tons, as of December 31, 2021. Figure 6.2 provides an overview of the sand reserves located on the property. The Table 6.3 presents the estimated Reserve tons by product (size) owned in fee, which are anticipated to be produced at Mammoth’s Piranha Property. Table 6.3: Piranha Reserves as of December 31, 2021 Estimated Reserve Tons By Classification as of December 31, 2021 Proven Tons (000) 20/40-Mesh 40/70-Mesh 70/140-Mesh Total 11,414 20,333 6,067 37,814 6-10 JOHN T. BOYD COMPANY Of the total frac sand reserves for the Piranha Mine as of December 31, 2021, it is our conclusion that approximately 100% of the stated reserves can be classified on the proven reliability category (the highest level of assurance). 6.3.3.2 Taylor Mammoth’s estimated surface mineable frac sand reserves for the Taylor Property total approximately 24.3 million saleable product tons, as of December 31, 2021. Figure 6.3 provides an overview of the sand reserves located on the property. The Table 6.4 presents the estimated Reserve tons by product (size) owned in fee, which are anticipated to be produced at Mammoth’s Taylor Property. Table 6.4: Taylor Reserves as of December 31, 2021 Estimated Reserve Tons By Classification as of December 31, 2021 Proven Tons (000) 20/40-Mesh 40/70-Mesh 70/140-Mesh Total 6,109 11,801 6,367 24,277 Of the total frac sand reserves for the Taylor Mine as of December 31, 2021, it is our conclusion that approximately 100% of the stated reserves can be classified on the proven reliability category (the highest level of assurance). 6.3.3.3 General The estimated product distribution of the frac sand reserves is based on available laboratory gradation test data provided by Mammoth. Grain size distribution and overall yields may vary based on the depth and location at which mining occurs. The Piranha and Taylor properties, and other frac sand operations in the area, have a well-established history of mining and selling frac sand products into the various energy basin fields. BOYD has assessed that sufficient studies have been undertaken to enable the frac sand resources to be converted to frac sand reserves based on current and proposed operating methods and practices. Changes in the factors and assumptions employed in these studies may materially affect the frac sand reserve estimate. The extent to which the frac sand reserves may be affected by any known geological, operational, environmental, permitting, legal, title, variation, socio-economic, marketing, political, or other relevant issues has been reviewed as warranted. It is the opinion of BOYD that Mammoth has appropriately mitigated, or has the operational acumen to mitigate, the risks associated with these factors. BOYD is not aware of any additional risks that could materially affect the development of the frac sand reserves.

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Q:\CAD_GROUP–jfg\3756.007\FIGURE 6_3.DWG


N
Legend
Controlled Tracts
Drill Hole Locations
Frac Sand Reserves
100' Mining Barrier
N 852,500
N 850,000
E 1,700,000
E 1,702,500
E 1,705,000
Taylor
Miller
Surface Facilities
VOSSE
COULEE
ROAD
STATE ROUTE 95
TREMPEALEAU
RIVER
COUNTY HWY
SCALE (ft)
400
0
400
800

FIGURE 6.3

MAP SHOWING

MINEABLE PROPERTY OVERVIEW

TAYLOR FRAC, LLC

Jackson County, Wisconsin

Prepared For

MAMMOTH ENERGY SERVICES

John T. Boyd Company

February 2022

Scale 1" = 800'

6-12

Based on our independent estimate and operations review, we have a high degree of confidence that the estimates shown in this report accurately represent the available frac sand reserves controlled by Mammoth, as of December 31, 2021.

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7.0 MINING AND PROCESSING OPERATIONS

7.1 Mining and Processing Methods

The Piranha and Taylor mines excavate sand from the Wonewoc Formation using medium-sized earthmoving equipment and conventional surface mining techniques Figure 7.1. shows a typical mining face at one of the operations. Processing operations located on the individual properties then wash, dry, and sort/size the excavated sand to yield products that are of sufficient quality for hydraulic fracturing (i.e., frac sand).



Figure 7.1: Typical Wonewoc Sand Formation Face Area at Piranha and Taylor

7.1.1 Taylor Mine and Operation

The Taylor operation includes the mining, wet process, and dry process plants located near the town of Taylor in west-central Jackson County, and the rail loadout facility located approximately 2.3 miles southwest of the mining operation on State Route 95 in

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Trempealeau County. Figure 7.2 illustrates the general site layout of the mine and process plants. The off-site rail loadout is not shown.


Crusher / Pit
Wash Plant
Dry Plant

Figure 7.2: General Overview of Taylor Mine Pit and Process Plants

The mining operation is conducted in a sequential series of steps or tasks. The initial step involves the clearing and grubbing of vegetation, followed by removal of overburden (i.e., dirt and rock) to expose the top of the sandstone. Initially, the overburden material will be excavated by mechanical equipment until such a time as the rock becomes competent (hard) and drilling and blasting of the material is necessary. The target friable Wonewoc sandstone material is then drilled and blasted in successive benches. The ROM sand material is loaded with front-end loaders into an in-pit crusher/feeder system that conveys the material to a surge hopper prior to being fed into the wet process plant. The drilling and blasting of the sand is contracted to a third-party company. Approximately 350 tph of ROM material will be delivered to the wet plant for processing.

In the wet process plant, the plus 20-mesh oversize will be removed by wet screens and the minus 140-mesh fine waste material will be segregated (and removed) using hydrosizers and cyclones. The plant utilizes attrition scrubbers to ensure a low turbidity

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product free of clusters. The waste stream of fines from the wet plant is directed to a thickener with the thicken sludge removed and the resultant overflow water routed to ponds for process water recycling. Output from the wet plant is estimated at 250 tph of feedstock material containing 13% to 15% moisture.

The wet plant product consists of a minus 40-mesh to a plus 140-mesh material that is stockpiled. A front-end loader feeds the processed sand into the dry process plant for drying and finished screening. The dry processing plant consists of two Stark Aire fluid bed dryers: a 100 tph and a 150 tph. Gas to fuel the dryers is supplied via a direct pipeline. The dried product is fed onto eight sets of four-deck Rotex screens. The waste product from the baghouses is conveyed back to the mine site area for disposal and/or use in reclamation.

Finished product from the dry plant is stored in 1 of 10 product silos having a combined 18,400 tons of capacity. The final product is weighed then trucked from the product storage silos to the Taylor off-site rail loadout facility. The rail loadout is serviced by the Canadian National Railway. A full suite of dried frac sand products are produced: 20/40-mesh, 30/50-mesh, 40/70-mesh, and 70/140-mesh (100-mesh). The overall nameplate capacity for the operation is approximately 1.8 million tons per year of saleable product.

7.1.2 Piranha Mine and Operation


Wash Plant
Dry Plant
Office
3D

Figure 7.3: General Overview of Piranha Mine Pit, Process Plants, and Rail Loadout

The Piranha mining operation is similar to the Taylor operation as the same formation of sandstone is being mined. After the target sandstone bench is cleared of overburden, it is drilled and blasted by a third-party contractor. The mining is also performed by a third-party contractor. The ROM sand is loaded into a 40-ton articulated truck and hauled to the primary crusher stockpile. ROM sand material is then fed into the primary crusher and scalping screen with a front-end loader. The oversize is crushed then screened and

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stockpiled onto a reclaim tunnel system. The sand is fed onto a tunnel reclaim belt that conveys the material to the wet process plant. Here, the sand is classified into a 40/140-mesh material. A series of wet screens, hydrosizers, and cyclones are used to classify the material. The fines waste material is routed to a thickener and belt presses to reclaim process water. The majority of the process water is recycled from the on-site process water ponds. Makeup water is sourced from on-site water wells. The filter cake sludge material is hauled to reclamation areas and mixed with spoil to be used to reclaim the property.

The resultant wet plant stockpile material is trucked approximately 1.5 miles by third-party trucks to the dry process/rail loadout site east of the mine. The material is stockpiled and fed by loader into one of two dry process plants as needed. The material is dried by natural gas fired dryers and screened on multi-deck Rotex screens. Both plants utilize a Carrier 150 tph fluid bed dryer for a combined throughput of 300 tph. The nameplate capacity of the plant is approximately 2.0 million tons per year of finished product. Finished products are stored in one of six product storage silos that have a combined storage capacity of 18,000 tons. The silos directly load material into railcars. The predominant products produced at the site are 20/40-mesh, 30/50-mesh, and 40/70-mesh frac sand. Piranha has a circular unit train loadout system. The rail loadout has direct access to the UP Railway via the Progressive short line Railroad.

7.2 Schedule, Equipment, and Staffing

Both mine sites operate 24 hours per day, Monday through Thursday of each week during the season. The mine and wet process plant generally operate April/May through October/November of each year. The working hours are variable as they are based on product demand.

The dry process plants at each site operate continuously if product demand warrants. Scheduled/unscheduled downtime and maintenance are the only exceptions to the schedule. The rail loadout operates continuously or as demand warrants.

The hourly workforce at Taylor consists of 18 personnel performing all but the drilling and blasting functions. The Piranha operation employs 22 hourly workers who perform all but the drilling, blasting, and mining activities. There is one salary position at Taylor and two salary positions at Piranha. An additional salary position is split between the two operations.

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7.3 Historical and Forecast Production

7.3.1 Historical Mine Production and Process Yield

Mammoth produces predominantly 20/40-mesh,30/50-mesh, and 40/70-mesh frac sand products, as well as a 70/140-mesh product that are railed to their final destination in the energy basins.

The sand is mined, processed, stored, and shipped from both of the facilities by rail.

Historic frac sand production from the operations are as follows:

Table 7.1: Historic Frac Sand Production

Year	Taylor ROM Tons (000)	Piranha ROM Tons (000)
2019	1,649	2,099
2020*	589	0
2021	567	320

*Covid Period included.

The ROM production from the mining pit is converted into saleable product after processing. The process yield estimates the percentage of ROM sand that becomes finished product following the removal of waste and other inefficiencies. The Taylor operation has an estimated process yield of approximately 73% and the Piranha operation has an estimated process yield of approximately 79%

7.3.2 Forecasted Production

Forecasted ROM sand production is estimated as follows:

Table 7.2: Forecasted ROM Production Tons

ROM tons (000):	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Taylor	875	875	875	875	875
Piranha	853	853	853	853	853

7.4 Mine Plan (Life-of-Mine)

7.4.1 Piranha Mine

The Piranha long-term mine plan is illustrated in Figure 7.4. Each numbered perimeter represents approximately two years of ROM production. This plan will change as sales demand varies, sometimes significantly, from year to year. The plan represents mining a

JOHN T. BOYD COMPANY

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significant amount of the total estimated reserves but is not intended to match the total reserve estimate.


8
7
6
5
4
3
2
1
9
10
11
12
13
14
15
16
17
18
19
20
21
1150
PIRANHA PROPPANT LLC
MARLIN
7°

Figure 7.4: Piranha Long-Term Mine Plan

The mining area or pit will recover the northern section of the eastern property shown in the next two years before moving directly westward (2) of the current mining area. The approximate advance of mining is shown for the next 42 years.

7.4.2 Taylor Mine

The Taylor long-term mine plan is illustrated in Figure 7.5. Each numbered perimeter represents approximately two years of ROM production. This plan will change as sales demand varies, sometimes significantly, from year to year. The plan represents mining a

JOHN T. BOYD COMPANY

7-7 JOHN T. BOYD COMPANY significant amount of the total estimated reserves but is not intended to match the total reserve estimate. Figure 7.5: Taylor Long-Term Mine Plan The mining area or pit will advance westward over the next eight years before turning southward. The approximate advance of mining is shown for the next 16 years. 7.4.3 Operational Risks Surface mines face two primary types of operational risks. The first category of risk includes those daily variations in physical mining conditions, mechanical failures, and operational activities that can temporarily disrupt production activities. Several examples are as follows: • Process water spot shortages. • Power curtailments. • Variations in grain size consistency. • Encountering excessive clay and other waste material. • Failures or breakdowns of operating equipment and supporting infrastructure. • Adverse weather disruptions (power outages, dust storms, excessive heat etc.). The above conditions/circumstances can adversely affect production on any given day, but are not regarded as “risk issues” relative to the long-term operation of a mining entity. Instead, these are considered “nuisance items” that, while undesirable, are encountered on a periodic basis at many mining operations. BOYD does not regard the 7-8 JOHN T. BOYD COMPANY issues listed above as being material to both mining operations or otherwise compromising its forecasted performance. The second type of risk is categorized as “event risk.” Items in this category are rare, but significant occurrences that are confined to an individual mine, and ultimately have a pronounced impact on production activities and corresponding financial outcomes. Examples of event risks are major fires or extreme droughts, floods, or unforeseen geological anomalies that disrupt extensive areas of proposed or operating mine workings and require alterations of mining plans. Such an event can result in the cessation of production activities for an undefined but extended period (measured in months, and perhaps years) and/or result in the sterilization of frac sand reserves. This type of risk is minimal in a relatively basic surface sand mining operation. Q:\ENG_WP\3756.007 Mammoth - S-K 1300 P&T\WP\Rpt\CH-7 Mining Operations.docx 8-1 JOHN T. BOYD COMPANY 8.0 INFRASTRUCTURE On-site facilities at each site include a scale house, office, shop, and a quality laboratory. The surface facilities currently located at the mine are well constructed and have the necessary capacity/capabilities to support both of the operations. Operational preference may constitute the upgrading of some existing facilities if the operation expands in the future. The Taylor Plant is serviced by Xcel Electric,LLC and the Piranha Plant is serviced by Barron Electric Company. Natural gas to both operations is supplied by line natural gas by Constellation Gas Company. Plant process water is recycled within both plants and is pumped from freshwater process ponds on-site to the wash plants. Additional makeup water is obtained from on-site water wells if needed. Q:\ENG_WP\3756.007 Mammoth - S-K 1300 P&T\WP\Rpt\CH-8 - Infrastructure.docx 9-1 JOHN T. BOYD COMPANY 9.0 MARKET ANALYSIS The frac sand market appears to be set for recovery in 2022. After several years of depressed pricing and volume, activity in all basins show signs of a meaningful uptick. In Western Canada the expectation is an increase of 20%-35% in total volume, much of that focused on the first quarter of 2022. In tandem West Texas has already reached a fever pitch with reports of many companies not getting their sand needs met, and reports of price increases as high as 20%. This has led to conversations around bringing NWS volumes back to the Permian basin for the first time in several years. On pricing, recently US Silica (a competitor of Mammoth) announced a pricing increase on sand sold up to 10% in January 2021. Anecdotally, prices of $20-$30 per ton for 40/70 spot sand have started to receive traction for volumes shipped on the railroad in Wisconsin. Furthermore, the demand for ancillary grades, such as 20/40 and 30/50, have started to tick up. This is resulting in elevated pricing on all grades, not just 40/70. One mitigating factor impacting overall availability is the current labor shortage in the United States. Many plants are reporting difficulty bringing on new talent which is causing many plants to fall short of their volume potential. Specifically concerning the Taylor and Piranha plants, Taylor ships sand through their CN rail loadout and Piranha ships sand though their UP loadout. The ability to ship on both of these mainline railways essentially allows Mammoth to participate in all of the energy basins., We cannot practically review all of the basins in order to provide examples of in-basin activity. For this reason, we have chosen to review the Permian, by far the bellwether for the entire North American unconventional energy industry and a large customer of the Piranha operation. Additionally, the Appalachian Basin and Niobrara Basins, are smaller, but indicate activity for the CN railway or customers of the Taylor operation. Generally, activity in the Permian is often a leading indicator of trends in all of the North American Basins including Canada. 9.1 Permian Basin Permit submissions for horizontal oil and gas wells in the Permian Basin indicate a continuation of strong drilling ahead. Utilizing data from Baker Hughes and the RRC of TX, the total number of permits filed per average annual working rig for 2021 is tracking at multi-year highs as evidenced in the chart below. For calendar year 2021, there was a

9-2

total of 4,413 permit submissions with an average 227 horizontal rigs active in the Permian Basin (ratio of 19.5).


Permian Basin Horizontal Permit Submissions vs. Rigs
Permits
Rigs
Source:Baker Hugher and RRC of TX
Permian Horizontal Rig Count
Horiz O&G New Well Permit Submitted

Figure 9.1: Permian Basin HZ Permit Submissions vs. Rigs

Rig counts in the Permian Basin are up approximately 64% as of year-end 2021 versus 2020. This has led to increased production for both crude oil and natural gas. Over the same time-period, crude oil production (barrels per day) and natural gas production (thousand cubic feet per day) in the Permian Basin are up 13% and 16%, respectively. Both Permian Basin daily crude oil production and daily natural gas production continue to exceed pre-pandemic peaks and reach new records. As of year-end 2021, crude oil production in the basin is nearly 5.0 million barrels per day while basin natural gas production stands at 19.8 billion cubic feet per day.


Permian Oil Production (bbl/d)
Source EIA
Permian Natural Gas Production (Mcf/d)
Source EIA

Figure 9.2: Permian Oil Production and Natural Gas Production

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Consequently, with increases in production and well completions, activity at frac sand mines in the region have increased. According to MSHA, operating hours for the third quarter of 2021 for Permian Basin frac sand mines were up 36% since year-end 2020.


Permian In-basin Mining Hours
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
0
4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21
Source: MSHA

Figure 9.3: Permian Wide In-Basin Mine Operating Hours (Quarterly)

According to industry reports, all but one frac sand mine in the Permian Basin is currently fully operational. However, total in-basin mine operating hours are still about 45% below their historical peak. Generally, mine operating hours correlate well with crude oil and natural gas production and drilling and uncompleted (DUC) well data. Current frac sand production in the Permian Basin is estimated to be nearing prior peak production of about 70 million tons leading to stable pricing in the basin. This supply and demand analysis for in-basin sand correlates well with the supply, demand and pricing forecast for NWS operations such as Piranha and Taylor.

9.2 Appalachian Basin (Marcellus/Utica Play) and Niobrara Basin

Although smaller in size than the Permian energy fields, the Appalachian and Niobrara (or Niobrara-DJ) Basins are substantial natural gas and oil plays in North America. Unlike the Permian, the Appalachian and Niobrara import the vast majority of the frac sand, as very few notable in-basin sand operations exist. The Taylor Mine is advantaged, transportation wise to the Appalachian and Niobrara basins and there are few substitutes for its NWS products.

Following the energy downturn in 2019 and then Covid shutdown in 2020, the basin wellfield activity appears to be rebounding. Horizontal rigs have stabilized over the past

JOHN T. BOYD COMPANY

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two years as can be seen on Figure 9.4, but gas production per rig is substantially higher. Energy companies are drilling longer laterals and optimizing each well pad becoming more efficient from a cost perspective and overall natural gas production is stable as can be seen from Figure 9.5.


Appalachia Region
New-well gas production per rig
thousand cubic feet/day
Rig count
rigs
new-well gas production per rig
rig count
36,000
30,000
24,000
18,000
12,000
6,000
0
180
150
120
90
60
30
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Figure 9.4: Appalachian Rig Count and Production per Rig (Source: EIA)



Appalachia Region
Natural gas production
million cubic feet/day
Gas +81
million cubic feet/day
month over month
36,000
30,000
24,000
18,000
12,000
6,000
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Figure 9.5: Appalachian Gas Production (Source: EIA)

JOHN T. BOYD COMPANY

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Similarly, the Niobrara basin has seen a rebound in rig count since the Covid shutdown. Both gas and oil rig counts have risen but productivity per well has decreased as can be seen in Figure 9.6.



Niobrara Region
New-well oil production per rig
Rig count
rigs
barrels/day
new-well oil production per rig
rig count
2,100
1,800
1,500
1,200
900
600
300
0
120
100
80
60
40
20
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
Niobrara Region
New-well gas production per rig
Rig count
rigs
thousand cubic feet/day
new-well gas production per rig
rig count
12,600
10,800
9,000
7,200
5,400
3,600
1,800
0
120
100
80
60
40
20
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022

Figure 9.6: Niobrara Oil and Gas Rig Count and Productivity (Source: EIA)

Overall oil and gas production remains relatively flat in the basin, but more wells are being drilled to maintain this capacity. Figure 9.7 illustrates the overall yearly gas and oil production in the basin.


Niobrara Region
Oil production
thousand barrels/day
Oil 0
thousand barrels/day
month over month
1,000
800
600
400
200
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
Niobrara Region
Natural gas production
million cubic feet/day
Gas +4
million cubic feet/day
month over month
6,000
5,000
4,000
3,000
2,000
1,000
0
2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022
U. S. Energy Information Administration | Drilling Productivity Report
8

Figure 9.7: Niobrara Oil and Gas Production (Source: EIA)

Having survived the challenging environment of 2019 and 2020, Mammoth's operations should continue to prove viable into the future notwithstanding a sustained and significant energy price collapse. Their low-cost mining scheme, advantaged transport to select basins, and high-quality product help to create an advantage compared with other NWS producers.

JOHN T. BOYD COMPANY

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10.0 CAPITAL, REVENUES, AND OPERATING COSTS

10.1 Introduction

This chapter will contain two main sections, one for the Piranha operation and one for the Taylor operation. Each section will address similar topics in their respective subsections.

10.2 Piranha Operation

10.2.1 Projected Production, Sales, and Costs

BOYD was provided historical financial and production data, as well as production, sales, and CapEx projections for the Piranha operation. Forecasted financial data, product pricing, and costs are in 2021 constant dollars. BOYD opines that the production and financial projections are reasonable and are likely to be within ± 20% accuracy level.

10.2.1.1 Production and Sales Projections

Table 10.1 below, presents frac sand production and sales projections for the period 2022 through 2026.

Table 10.1: Piranha Production Projections

	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
ROM Production (000)	853	853	853	853	853
Wet Plant Feed	853	853	853	853	853
Processing Recovery (%)	82.8	82.8	82.8	82.8	82.8
Wet Plant Product	706	706	706	706	706
Dry Plant Feed	706	706	706	706	706
Processing Recovery (%)	95.0	95.0	95.0	95.0	95.0
Dry Plant Product	671	671	671	671	671

Annual Forecasted annual ROM production is based on the dry plant producing 671,000 tons per year of saleable product after a processing (wet and dry processing plant) loss of approximately 21%, as discussed in Chapter 6. Forecasted dry processing plant production is within the operation's current infrastructure capacities and capabilities.

The dry processing plant is projected to produce a product mix of approximately 84% for 20/70-mesh products and approximately 16% for 70/140-mesh (100-mesh) product. The percent split is based on the product tons by mesh size for the frac sand reserves discussed in Chapter 5.

JOHN T. BOYD COMPANY

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The sales price forecasts, by product, in Table 10.2 are based on price projections provided by Mammoth. Piranha's short term sales volume forecast did not include 100-mesh sales. BOYD projected that 100-mesh sales would begin in Year 2024 and ramp up from 11,000 tons per year to 107,000 tons per year by Year 2029, which represents 100% of the 100-mesh dry plant product. We opine that these volumes and prices are reasonable projections.

Table 10.2: Piranha Sales Projections

	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Tons Sold (000)	564	564	575	585	607
20/70-Mesh	564	564	564	564	564
70/140-Mesh (100-Mesh)	-	-	11	21	43
Revenues ($000)	10,485	10,485	10,650	10,800	11,130
Product Pricing ($ per ton sold)					
Weighted Average Price	18.59	18.59	18.52	18.46	18.34
20/70-Mesh	18.59	18.59	18.59	18.59	18.59
70/140-Mesh (100-Mesh)	-	-	15.00	15.00	15.00

10.2.1.2 Cash Cost of Goods Sold Projections

Table 10.3 below, presents the cash Cost of Goods Sold (COGS) projections for the period 2022 through 2026. BOYD prepared the operating cash cost projections, which are based on historical cost data provided by Mammoth. The operating cash costs include the following cost categories, sand mining expense, wet plant expense, hauling/trucking cost related to the transport of wet plant product to the off-site dry plant, dry plant expense, origin loadout, and plant overhead costs. BOYD considers these estimates to be reasonable, based on our experience with such operations.

Table 10.3: Piranha Annual Cash COGS Projections

	Summary Cash Cost of Goods Sold ($000)				
	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Cash Operating Expense	8,579	8,579	8,583	8,587	8,596
Royalty	65	65	75	76	79
SG&A	1,232	1,232	1,232	1,232	1,232
Final Reclamation Escrow	24	24	24	25	26
Total Cash Cost of Goods Sold	9,900	9,900	9,914	9,920	9,933

Royalty expense is paid to the Town of Dovre. The term of the agreement is until (a) Piranha has completed all Nonmetallic Mining Operations in the town, or (b) March 31, 2038.

JOHN T. BOYD COMPANY

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Estimated SG&A is based on current year actual financial information provided by Mammoth to BOYD for the Piranha operation.

Mammoth provided BOYD with the final reclamation estimate, or Asset Retirement Obligation (ARO), of about $1.56 million for the operation. BOYD calculated annual per ton accrual to be slightly more than $0.04 per ton sold to recognize the estimated expense over the life of the Piranha operation.

Table 10.4 below, presents the above table's cost projections on a cost per ton sold basis for the period 2022 through 2026.

Table 10.4: Piranha Annual $ per Ton Sold Cash Cost Projections

	Summary Cash Cost of Goods Sold ($ per ton sold)				
	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Cash Operating Expense	15.17	15.17	14.88	14.64	14.12
Royalty	0.12	0.12	0.13	0.13	0.13
SG&A	2.18	2.18	2.14	2.11	2.03
Final Reclamation Escrow	0.04	0.04	0.04	0.04	0.04
Total Cash Cost of Goods Sold	17.51	17.51	17.19	16.92	16.32

10.2.1.3 Projected Capital Expenditures

Mammoth provided BOYD with their projected sustaining CapEx, for Years 2022 and 2023. Post Year 2023 sustaining CapEx for Piranha was projected by BOYD to be $0.75 per ton sold.

10.3 Taylor Operation

10.3.1 Projected Production, Sales, and Costs

BOYD was provided historical financial and production data, as well as production, sales, and CapEx projections for the Taylor operation. Forecasted financial data, product pricing, and costs are in 2021 constant dollars. BOYD opines that the production and financial projections are reasonable and are likely to be within ± 20% accuracy level.

JOHN T. BOYD COMPANY

10-4

10.3.1.1 Production and Sales Projections

Table 10.5 below, presents frac sand production and sales projections for the period 2022 through 2026.

Table 10.5: Taylor Production Projections

	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
ROM Production (000)	875	875	875	875	875
Wet Plant Feed	875	875	875	875	875
Processing Recovery (%)	76.8	76.8	76.8	76.8	76.8
Wet Plant Product	673	673	673	673	673
Dry Plant Feed	673	673	673	673	673
Processing Recovery (%)	95.0	95.0	95.0	95.0	95.0
Dry Plant Product	639	639	639	639	639

Forecasted annual ROM production is based on the dry plant producing 639,000 tons per year of saleable product after a processing (wet and dry processing plant) loss of approximately 27%, as discussed in Chapter 6. Forecasted dry processing plant production is within the operation's current infrastructure capacities and capabilities.

The dry processing plant is projected to produce a product mix of approximately 74% for 20/70-mesh products and approximately 26% for 70/140-mesh (100-mesh product). The percent split is based on the product tons by mesh size for the frac sand reserves discussed in Chapter 5.

The sales price forecasts, by product, in Table 10.6 are based on price projections provided by Mammoth. Taylor's short term sales volume forecast included reduced 70/140-mesh (100-mesh) sales. BOYD projected that 100-mesh sales would ramp up from 61,000 tons per year in Year 2022 to 167,000 tons per year by Year 2029, which represents 100% of the 100-mesh dry plant product. We opine that these volumes and prices are reasonable projections.

Table 10.6: Taylor Sales Projections

	Year 2022	Year 2023	Year 2024	Year 2025	Year 2026
Tons Sold (000)	533	533	539	539	564
20/70-Mesh	472	472	472	472	472
70/140-Mesh (100-Mesh)	61	61	67	67	92
Revenues ($000)	10,515	10,515	10,605	10,605	10,980
Product Pricing ($ per ton sold)					
Weighted Average Price	19.73	19.73	19.68	19.68	19.47
20/70-Mesh	20.34	20.34	20.34	20.34	20.34
70/140-Mesh (100-Mesh)	15.00	15.00	15.00	15.00	15.00

JOHN T. BOYD COMPANY

10-5 JOHN T. BOYD COMPANY 10.3.1.2 Cash Cost of Goods Sold Projections Table 10.7 below, presents the cash COGS projections for the period 2022 through 2026. BOYD prepared the operating cash cost projections, which are based on historical cost data provided by Mammoth. The operating cash costs include the following cost categories, sand mining expense, wet plant expense, dry plant expense, trucking dry plant product to the loadout, off-site rail loadout, and plant overhead costs. BOYD considers these estimates to be reasonable, based on our experience with such operations. Summary Cash Cost of Goods Sold ($000) Year 2022 Year 2023 Year 2024 Year 2025 Year 2026 Cash Operating Expense 6,947 6,947 6,961 6,961 7,019 SG&A 1,742 1,742 1,742 1,742 1,742 Final Reclamation Escrow 48 48 48 48 51 Total Cash Cost of Goods Sold 8,737 8,737 8,752 8,752 8,811 Table 10.7: Taylor Annual Cash COGS Projections Estimated SG&A is based on current year actual financial information provided by Mammoth to BOYD for the Taylor operation. Mammoth provided BOYD with the final reclamation estimate of about $2.13 million for the operation. BOYD calculated annual per ton accrual to be slightly more than $0.09 per ton sold to recognize the estimated expense over the life of the Taylor operation. Table 10.8 below, presents the above table’s cost projections on a cost per ton sold basis for the period 2022 through 2026. Summary Cash Cost of Goods Sold ($ per ton sold) Year 2022 Year 2023 Year 2024 Year 2025 Year 2026 Cash Operating Expense 13.03 13.03 12.92 12.92 12.44 SG&A 3.27 3.27 3.23 3.23 3.09 Final Reclamation Escrow 0.09 0.09 0.09 0.09 0.09 Total Cash Cost of Goods Sold 16.39 16.39 16.24 16.24 15.62 Table 10.8: Taylor Annual $ per Ton Sold Cash Cost Projections 10.3.1.3 Projected Capital Expenditures Mammoth provided BOYD with their projected sustaining CapEx, for Years 2022 and 2023. Post Year 2023 sustaining CapEx for Taylor was projected by BOYD to be $0.80 per ton sold. q:\eng_wp\3756.007 mammoth - s-k 1300 p&t\wp\rpt\ch-10 - capital and operating costs.docx 11-1 JOHN T. BOYD COMPANY 11.0 ECONOMIC ANALYSIS 11.1 Introduction This chapter will contain two main sections, one for the Piranha operation and one for the Taylor operation. Each section will address similar topics in their respective subsections. Cash flow projections, for the Piranha and Taylor operations, have been generated from their respective proposed LOM production schedules and revenues, COGS, and CapEx estimates discussed in Chapter 10. A summary of the key assumptions used is provided below.  LOM ROM frac sand tons and product tons sold were based on the respective total frac sand reserve estimates discussed in Chapter 6 of this report. The Piranha operation is estimated to be depleted in Year 2078 and the Taylor operation is estimated to be depleted in Year 2059.  Forecasted revenues, at the respective on-site loadouts (mine gate), are based on sales of both 20/70 and 70/140-mesh (100-mesh) size products to be delivered to Mammoth’s customers.  Operating and Other Costs (as discussed in Chapter 10).  Sand mining expenses.  Wet plant expenses.  Wet plant product to dry plant trucking expenses.  Dry plant and loadout expenses.  Plant overhead expenses.  Royalty expense (Piranha only).  SG&A expense.  Reclamation costs include:  Final reclamation cost to reclaim each respective site.  Capital Expenditures (as discussed in Chapter 10) include:  Sustaining/Maintenance.  Computation of Federal and State Income Taxes:  Mammoth Energy is a corporation with multiple lines of businesses, as well as operating companies. The Piranha and Taylor operations are a subset of one of their business groups. 11-2 JOHN T. BOYD COMPANY  As such, a simplified after-tax computation was performed, based on the following:  Tax rates used: federal tax rate of 21%, and Wisconsin state tax rate of 7.9%.  Taxable income was Revenues less Cash COGS. Depreciation expense, from existing fixed assets and new fixed assets, was not included in COGS, and in the tax computation.  Operating losses, if any, are carried forward in the tax computation considered in tax computation.  After-Tax NPVs:  Simplified After-Tax cash flows were discounted using several rates.  This report will only comment on whether the After-Tax NPV was positive or negative. No value will be presented. 11.2 Piranha Operation 11.2.1 Economic Analysis BOYD prepared an economic analysis, as of January 1, 2022, for the Piranha Operation using the production, sales, and financial projections presented in this report. Our analysis confirms that the operation generates positive cash flows (based on a 12% discount rate), on a pre-tax and after-tax basis, that supports the statement of frac sand reserves herein. 11.2.2 Cash Flow Analysis Table 11.1 below presents the pre-tax cash flow projections based on the proposed LOM production schedule and revenue, COGS, and CapEx and other estimates discussed above for the Piranha operation. Summary Cash Flow Statement ($ 000) 2022 2032 2042 2052 2062 2072 to 2031 to 2041 to 2051 to 2061 to 2071 to 2078 Total Total Tons Sold (000) 6,186 6,710 6,710 6,710 6,710 4,264 37,290 Revenues 113,038 120,898 120,898 120,898 120,898 76,755 673,383 COGS 99,407 99,889 99,493 99,828 100,164 64,876 562,396 CapEx 4,191 5,033 5,033 5,033 5,033 2,768 27,089 Net Pre-Tax Cash Flow 9,440 15,977 16,372 16,037 15,701 9,111 83,898 Table 11.1: Summary Pre-Tax Cash Flow Statement DCF-NPV on a pre-tax and after-tax basis, using discount rates of 10%, 12%, and 15%, were calculated utilizing the cash flows above. The DCF-NPV values used mid-year discounting and all cash flows were on a constant dollar basis. 11-3 JOHN T. BOYD COMPANY The pre-tax DCF-NPV ranges from approximately $6.9 million to $11.8 million. The after-tax DCF-NPVs were all positive. Table 11.2 summarizes the results of the pre-tax analyses: DCF-NPV ($ 000) 10% 12% 15% Pre-Tax 11,760 9,310 6,899 Table 11.2: DCF-NPV Refer to Table 11.3 for the detailed LOM cash flow analysis and corresponding pre-tax DCF-NPV analyses at a 12% discount rate. BOYD notes that the NPV estimate was made for purposes of confirming the economic viability of the reported frac sand reserves and not for purposes of valuing Mammoth, the Piranha operation, or its assets. IRR and project payback were not calculated, as there was no initial investment considered in the financial model. Risk is subjective, as such, BOYD recommends that each reader should evaluate the project based on their own investment criteria. 11.2.3 Pre-Tax Sensitivity Analyses Sensitivity analysis for the pre-tax cash flows considering changes to revenues and COGS/CapEx were prepared using discount rates of 10%, 12%, and 15%. Revenues were adjusted in increments of 5% and range from minus 20% to plus 20% base revenues. Costs were adjusted in increments of 5% and range from minus 20% to plus 20% base costs. The following three tables (Tables 11.4–11.6) summarize the results of the pre-tax sensitivity analyses performed, which utilize discount rates of 10%, 12%, and 15% and incorporate the changes to revenue and COGS/CapEx discussed above. Table 11.4: Pre-Tax DCF-NPV at 10% Pre-Tax DCF-NPV @ 10% (US$ millions) -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% -20.0% 9.3 15.3 21.3 27.3 33.3 39.3 45.3 51.3 57.3 -15.0% 3.9 9.9 15.9 21.9 27.9 33.9 39.9 45.9 51.9 -10.0% (1.5) 4.5 10.5 16.5 22.5 28.5 34.5 40.5 46.5 -5.0% (6.9) (0.9) 5.1 11.1 17.1 23.1 29.1 35.1 41.1 0.0% (12.2) (6.2) (0.2) 5.8 11.8 17.8 23.8 29.8 35.8 5.0% (17.6) (11.6) (5.6) 0.4 6.4 12.4 18.4 24.4 30.4 10.0% (23.0) (17.0) (11.0) (5.0) 1.0 7.0 13.0 19.0 25.0 15.0% (28.4) (22.4) (16.4) (10.4) (4.4) 1.6 7.6 13.6 19.6 20.0% (33.8) (27.8) (21.8) (15.7) (9.7) (3.7) 2.3 8.3 14.3 Revenues

TABLE 11.3 PRE-TAX AND AFTER-TAX CASH FLOW ANALYSIS MAMMOTH ENERGY - PIRANHA OPERATION Barron County, Wisconsin Prepared For MAMMOTH ENERGY SERVICES By John T. Boyd Company Mining and Geological Consultants February 2022 2032 2042 2052 2062 2072 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 to 2041 to 2051 to 2061 to 2071 to 2078 Total Production Statistics (Tons 000): ROM Production Property 853 853 853 853 853 853 853 853 853 853 8,527 8,527 8,527 8,527 5,419 48,052 Processing Statistics (Tons 000): Wet Plant Feed 853 853 853 853 853 853 853 853 853 853 8,527 8,527 8,527 8,527 5,419 48,052 Processing Recovery (%) 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 82.8 Wet Plant Product 706 706 706 706 706 706 706 706 706 706 7,063 7,063 7,063 7,063 4,488 39,803 Dry Plant Feed 706 706 706 706 706 706 706 706 706 706 7,063 7,063 7,063 7,063 4,488 39,803 Processing Recovery (%) 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 Dry Plant Product 671 671 671 671 671 671 671 671 671 671 6,710 6,710 6,710 6,710 4,264 37,814 Overall Processing Recovery (%) 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 78.7 Sales and Financial Data: Saleable Product Tons Sold (000): 20/70-Mesh 564 564 564 564 564 564 564 564 564 564 5,640 5,640 5,640 5,640 3,564 31,764 100-Mesh - - 11 21 43 64 86 107 107 107 1,070 1,070 1,070 1,070 700 5,526 Total Tons Sold 564 564 575 585 607 628 650 671 671 671 6,710 6,710 6,710 6,710 4,264 37,290 Product Pricing ($ per ton) 20/70-Mesh 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 18.59 100-Mesh - - 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 Weighted Average 18.59 18.59 18.52 18.46 18.34 18.22 18.12 18.02 18.02 18.02 18.02 18.02 18.02 18.02 18.00 18.06 Revenues ($ 000) 20/70-Mesh 10,485 10,485 10,485 10,485 10,485 10,485 10,485 10,485 10,485 10,485 104,848 104,848 104,848 104,848 66,255 590,493 100-Mesh - - 165 315 645 960 1,290 1,605 1,605 1,605 16,050 16,050 16,050 16,050 10,500 82,890 Total Sales Revenues 10,485 10,485 10,650 10,800 11,130 11,445 11,775 12,090 12,090 12,090 120,898 120,898 120,898 120,898 76,755 673,383 COGS ($ 000): Cash Operating Expense 8,554 8,554 8,558 8,562 8,571 8,580 8,588 8,597 8,597 8,597 86,303 86,639 86,974 87,310 56,072 489,056 $ per ROM ton 10.03 10.03 10.04 10.04 10.05 10.06 10.07 10.08 10.08 10.08 10.12 10.16 10.20 10.24 10.35 10.18 $ per ton sold 15.17 15.17 14.88 14.64 14.12 13.66 13.21 12.81 12.81 12.81 12.86 12.91 12.96 13.01 13.15 13.11 Royalty 65 65 75 76 79 82 85 97 97 97 731 - - - - 1,549 $ per ton sold 0.12 0.12 0.13 0.13 0.13 0.13 0.13 0.15 0.15 0.15 0.11 - - - - 0.04 S,G&A 1,232 1,232 1,232 1,232 1,232 1,232 1,232 1,232 1,232 1,232 12,320 12,320 12,320 12,320 8,624 70,224 $ per ton sold 2.18 2.18 2.14 2.11 2.03 1.96 1.90 1.84 1.84 1.84 1.84 1.84 1.84 1.84 2.02 1.88 Final Reclamation Escrow 24 24 24 25 25 26 27 28 28 28 282 282 282 282 180 1,567 $ per ton sold 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 0.04 Total COGS 9,875 9,875 9,889 9,895 9,908 9,920 9,932 9,954 9,954 9,954 99,637 99,241 99,576 99,912 64,876 562,396 $ per ton sold 17.51 17.51 17.20 16.91 16.32 15.80 15.28 14.83 14.83 14.83 14.85 14.79 14.84 14.89 15.21 15.08 EBITDA 610 610 760 905 1,222 1,525 1,843 2,136 2,136 2,136 21,261 21,657 21,321 20,986 11,879 110,987 $ per ton sold 1.08 1.08 1.32 1.55 2.01 2.43 2.83 3.18 3.18 3.18 3.17 3.23 3.18 3.13 2.79 2.98 CapEx ($ 000): Total CapEx 345 509 345 351 364 377 390 503 503 503 5,033 5,033 5,033 5,033 2,768 27,089 Net Pre-Tax Cash Flow 265 101 415 554 858 1,148 1,453 1,632 1,632 1,632 16,229 16,624 16,289 15,953 9,111 83,898 DCF-NPV Analysis: Pre-Tax Discounted Cash Flows at 12% 251 85 313 372 515 616 695 698 623 556 3,104 1,031 325 103 23 9,310 Cumulative Pre-Tax Discounted Cash Flows at 12% 251 336 649 1,021 1,537 2,152 2,848 3,545 4,168 4,725 7,829 8,859 9,184 9,287 9,310 11-4 JO H N T. B O Y D C O M PA N Y 11-5 JOHN T. BOYD COMPANY Table 11.5: Pre-Tax DCF-NPV at 12% Pre-Tax DCF-NPV @ 12% (US$ millions) -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% -20.0% 7.3 12.3 17.4 22.4 27.4 32.5 37.5 42.5 47.5 -15.0% 2.8 7.8 12.8 17.9 22.9 27.9 33.0 38.0 43.0 -10.0% (1.7) 3.3 8.3 13.3 18.4 23.4 28.4 33.5 38.5 -5.0% (6.3) (1.2) 3.8 8.8 13.8 18.9 23.9 28.9 33.9 0.0% (10.8) (5.8) (0.7) 4.3 9.3 14.3 19.4 24.4 29.4 5.0% (15.3) (10.3) (5.3) (0.2) 4.8 9.8 14.8 19.9 24.9 10.0% (19.9) (14.8) (9.8) (4.8) 0.3 5.3 10.3 15.3 20.4 15.0% (24.4) (19.4) (14.3) (9.3) (4.3) 0.7 5.8 10.8 15.8 20.0% (28.9) (23.9) (18.9) (13.8) (8.8) (3.8) 1.2 6.3 11.3 Revenues C O G S a n d C ap E x Table 11.6: Pre-Tax DCF-NPV at 15% Pre-Tax DCF-NPV @ 15% (US$ millions) -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% -20.0% 5.4 9.5 13.5 17.5 21.6 25.6 29.7 33.7 37.8 -15.0% 1.7 5.8 9.8 13.9 17.9 22.0 26.0 30.0 34.1 -10.0% (1.9) 2.1 6.2 10.2 14.2 18.3 22.3 26.4 30.4 -5.0% (5.6) (1.6) 2.5 6.5 10.6 14.6 18.7 22.7 26.7 0.0% (9.3) (5.2) (1.2) 2.9 6.9 10.9 15.0 19.0 23.1 5.0% (12.9) (8.9) (4.9) (0.8) 3.2 7.3 11.3 15.4 19.4 10.0% (16.6) (12.6) (8.5) (4.5) (0.4) 3.6 7.6 11.7 15.7 15.0% (20.3) (16.2) (12.2) (8.2) (4.1) (0.1) 4.0 8.0 12.1 20.0% (24.0) (19.9) (15.9) (11.8) (7.8) (3.7) 0.3 4.3 8.4 Revenues C O G S a n d C ap E x 11.3 Taylor Operation 11.3.1 Economic Analysis BOYD prepared an economic analysis, as of January 1, 2022, for the Taylor Operation using the production, sales, and financial projections presented in this report. Our analysis confirms that the operation generates positive cash flows (based on a 12% discount rate), on a pre-tax and after-tax basis, that supports the statement of frac sand reserves herein. 11-6 JOHN T. BOYD COMPANY 11.3.2 Cash Flow Analysis Table 11.7 below presents the pre-tax cash flow projections based on the proposed LOM production schedule and revenue, COGS, and CapEx and other estimates discussed above for the Taylor operation. Summary Cash Flow Statement ($ 000) 2022 2032 2042 2052 to 2031 to 2041 to 2051 to 2059 Total Total Tons Sold (000) 5,828 6,390 6,390 5,107 23,715 Revenues 112,625 121,055 121,055 96,747 451,482 COGS 88,563 90,225 90,545 72,647 341,979 CapEx 7,393 5,112 5,112 3,323 20,939 Net Pre-Tax Cash Flow 16,670 25,718 25,398 20,778 88,563 Table 11.7: Summary Pre-Tax Cash Flow Statement DCF-NPV on a pre-tax and after-tax basis, using discount rates of 10%, 12%, and 15%, were calculated utilizing the cash flows above. The DCF-NPV values used mid-year discounting and all cash flows were on a constant dollar basis. The pre-tax DCF-NPV ranges from approximately $11.5 million to $18.8 million. The after-tax DCF-NPVs were all positive. Table 11.8 summarizes the results of the pre-tax analyses: DCF-NPV ($ 000) 10% 12% 15% Pre-Tax 18,827 15,221 11,507 Table 11.8: DCF-NPV Refer to Table 11.9 for the detailed LOM cash flow analysis and corresponding pre-tax DCF-NPV analyses at a 12% discount rate. BOYD notes that the NPV estimate was made for purposes of confirming the economic viability of the reported frac sand reserves and not for purposes of valuing Mammoth, the Taylor operation, or its assets. IRR and project payback were not calculated, as there was no initial investment considered in the financial model. Risk is subjective, as such, BOYD recommends that each reader should evaluate the project based on their own investment criteria. TABLE 11.9 PRE-TAX CASH FLOW ANALYSIS MAMMOTH ENERGY - TAYLOR OPERATION Jackson County, Wisconsin Prepared For MAMMOTH ENERGY SERVICES By John T. Boyd Company Mining and Geological Consultants February 2022 2032 2042 2052 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 to 2041 to 2051 to 2059 Total Production Statistics (Tons 000): ROM Production off Fee Property 875 875 875 875 875 875 875 875 875 875 8,754 8,754 6,995 33,256 Processing Statistics (Tons 000): Wet Plant Feed 875 875 875 875 875 875 875 875 875 875 8,754 8,754 6,995 33,256 Processing Recovery (%) 76.8 76.8 76.8 76.8 76.8 76.8 76.8 76.8 76.8 76.8 76.8 76.8 76.9 76.8 Wet Plant Product 673 673 673 673 673 673 673 673 673 673 6,726 6,726 5,376 25,555 Dry Plant Feed 673 673 673 673 673 673 673 673 673 673 6,726 6,726 5,376 25,555 Processing Recovery (%) 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 95.0 Dry Plant Product 639 639 639 639 639 639 639 639 639 639 6,390 6,390 5,107 24,277 Overall Processing Recovery (%) 73.0 73.0 73.0 73.0 73.0 73.0 73.0 73.0 73.0 73.0 73.0 73.0 73.0 73.0 Sales and Financial Data: Saleable Product Tons Sold (000): 20/70-Mesh 472 472 472 472 472 472 472 472 472 472 4,720 4,720 3,772 17,932 70/140-Mesh (100-Mesh) 61 61 67 67 92 117 142 167 167 167 1,670 1,670 1,335 5,783 Total Tons Sold 533 533 539 539 564 589 614 639 639 639 6,390 6,390 5,107 23,715 Product Pricing ($ per ton) 20/70-Mesh 20.34 20.34 20.34 20.34 20.34 20.34 20.34 20.34 20.34 20.34 20.34 20.34 20.34 20.34 70/140-Mesh (100-Mesh) 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 15.00 Weighted Average 19.73 19.73 19.68 19.68 19.47 19.28 19.11 18.94 18.94 18.94 18.94 18.94 18.94 19.04 Revenues ($ 000) 20/70-Mesh 9,600 9,600 9,600 9,600 9,600 9,600 9,600 9,600 9,600 9,600 96,005 96,005 76,722 364,737 70/140-Mesh (100-Mesh) 915 915 1,005 1,005 1,380 1,755 2,130 2,505 2,505 2,505 25,050 25,050 20,025 86,745 Total Sales Revenues 10,515 10,515 10,605 10,605 10,980 11,355 11,730 12,105 12,105 12,105 121,055 121,055 96,747 451,482 COGS ($ 000): Cash Operating Expense 6,947 6,947 6,961 6,961 7,019 7,076 7,134 7,191 7,191 7,191 72,232 72,551 58,252 273,655 $ per ROM ton 7.94 7.94 7.95 7.95 8.02 8.08 8.15 8.22 8.22 8.22 8.25 8.29 8.33 8.23 $ per ton sold 13.03 13.03 12.92 12.92 12.44 12.01 11.62 11.25 11.25 11.25 11.30 11.35 11.41 11.54 S,G&A 1,742 1,742 1,742 1,742 1,742 1,742 1,742 1,742 1,742 1,742 17,420 17,420 13,936 66,196 $ per ton sold 3.27 3.27 3.23 3.23 3.09 2.96 2.84 2.73 2.73 2.73 2.73 2.73 2.73 2.79 Final Reclamation Escrow 48 48 48 48 51 53 55 57 57 57 573 573 459 2,128 $ per ton sold 0.09 0.09 0.09 0.09 0.09 0.09 0.09 0.09 0.09 0.09 0.09 0.09 0.09 0.09 Total COGS 8,737 8,737 8,752 8,752 8,811 8,871 8,931 8,991 8,991 8,991 90,225 90,545 72,647 341,979 $ per ton sold 16.39 16.39 16.24 16.24 15.62 15.06 14.55 14.07 14.07 14.07 14.12 14.17 14.22 14.42 EBITDA 1,778 1,778 1,854 1,854 2,169 2,484 2,800 3,115 3,115 3,115 30,830 30,510 24,101 109,503 $ per ton sold 3.34 3.34 3.44 3.44 3.85 4.22 4.56 4.87 4.87 4.87 4.82 4.77 4.72 4.62 CapEx ($ 000): Total CapEx 1,500 2,083 431 431 451 471 491 511 511 511 5,112 5,112 3,323 20,939 Net Pre-Tax Cash Flow 278 (305) 1,423 1,423 1,718 2,013 2,308 2,604 2,604 2,604 25,718 25,398 20,778 88,563 DCF-NPV Analysis: Pre-Tax Discounted Cash Flows at 12% 263 (257) 1,072 957 1,032 1,079 1,105 1,113 994 887 4,951 1,574 451 15,221 Cumulative Pre-Tax Discounted Cash Flows at 12% 263 6 1,077 2,034 3,066 4,145 5,250 6,363 7,357 8,244 13,196 14,770 15,221 11-7 JO H N T. B O Y D C O M PA N Y

11-8 JOHN T. BOYD COMPANY 11.3.3 Pre-Tax Sensitivity Analyses Sensitivity analysis for the pre-tax cash flows considering changes to revenues and COGS/CapEx were prepared using discount rates of 10%, 12%, and 15%. Revenues were adjusted in increments of 5% and range from minus 20% to plus 20% base revenues. Costs were adjusted in increments of 5% and range from minus 20% to plus 20% base costs. The following three tables (Tables 11.10–11.12) summarize the results of the pre-tax sensitivity analyses performed, which utilize discount rates of 10%, 12%, and 15% and incorporate the changes to revenue and COGS/CapEx discussed above. Table 11.10: Pre-Tax DCF-NPV at 10% Pre-Tax DCF-NPV @ 10% (US$ millions) -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% -20.0% 15.1 20.9 26.8 32.6 38.5 44.3 50.2 56.0 61.9 -15.0% 10.2 16.0 21.9 27.7 33.6 39.4 45.3 51.1 57.0 -10.0% 5.2 11.1 16.9 22.8 28.6 34.5 40.4 46.2 52.1 -5.0% 0.3 6.2 12.0 17.9 23.7 29.6 35.4 41.3 47.1 0.0% (4.6) 1.3 7.1 13.0 18.8 24.7 30.5 36.4 42.2 5.0% (9.5) (3.6) 2.2 8.1 13.9 19.8 25.6 31.5 37.3 10.0% (14.4) (8.5) (2.7) 3.2 9.0 14.9 20.7 26.6 32.4 15.0% (19.3) (13.5) (7.6) (1.8) 4.1 9.9 15.8 21.7 27.5 20.0% (24.2) (18.4) (12.5) (6.7) (0.8) 5.0 10.9 16.7 22.6 C O G S a n d C ap E x Revenues Table 11.11: Pre-Tax DCF-NPV at 12% Pre-Tax DCF-NPV @ 12% (US$ millions) -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% -20.0% 12.2 17.1 22.1 27.0 32.0 36.9 41.9 46.9 51.8 -15.0% 8.0 12.9 17.9 22.8 27.8 32.8 37.7 42.7 47.6 -10.0% 3.8 8.7 13.7 18.7 23.6 28.6 33.5 38.5 43.4 -5.0% (0.4) 4.6 9.5 14.5 19.4 24.4 29.3 34.3 39.2 0.0% (4.6) 0.4 5.3 10.3 15.2 20.2 25.1 30.1 35.0 5.0% (8.8) (3.8) 1.1 6.1 11.0 16.0 20.9 25.9 30.8 10.0% (13.0) (8.0) (3.1) 1.9 6.8 11.8 16.7 21.7 26.7 15.0% (17.2) (12.2) (7.3) (2.3) 2.6 7.6 12.5 17.5 22.5 20.0% (21.4) (16.4) (11.5) (6.5) (1.6) 3.4 8.4 13.3 18.3 Revenues C O G S a n d C ap E x 11-9 JOHN T. BOYD COMPANY Table 11.12: Pre-Tax DCF-NPV at 15% Pre-Tax DCF-NPV @ 15% (US$ millions) -20.0% -15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 20.0% -20.0% 9.2 13.2 17.2 21.2 25.3 29.3 33.3 37.3 41.3 -15.0% 5.8 9.8 13.8 17.8 21.8 25.8 29.8 33.9 37.9 -10.0% 2.3 6.3 10.4 14.4 18.4 22.4 26.4 30.4 34.4 -5.0% (1.1) 2.9 6.9 10.9 14.9 19.0 23.0 27.0 31.0 0.0% (4.5) (0.5) 3.5 7.5 11.5 15.5 19.5 23.5 27.6 5.0% (8.0) (4.0) 0.0 4.1 8.1 12.1 16.1 20.1 24.1 10.0% (11.4) (7.4) (3.4) 0.6 4.6 8.6 12.7 16.7 20.7 15.0% (14.9) (10.8) (6.8) (2.8) 1.2 5.2 9.2 13.2 17.2 20.0% (18.3) (14.3) (10.3) (6.3) (2.2) 1.8 5.8 9.8 13.8 Revenues C O G S a n d C ap E x Q:\ENG_WP\3756.007 Mammoth - S-K 1300 P&T\WP\Rpt\CH-11 - Economic Analysis.docx 12-1 JOHN T. BOYD COMPANY 12.0 PERMITTING AND COMPLIANCE 12.1 Permitting The Piranha Mine’s operations are predominantly regulated by a Barron County, Wisconsin Non-metallic Reclamation Permit which contains detailed reclamation plans for the property. Mine operators must submit annual reports to Barron County containing information on the reclamation status of their mines and pay annual fees based on the disturbed acres. They must also provide written certification that the reclamation plan is being followed. A reclamation bond is also required, and the amount is periodically updated based on the number of disturbed acres. The Taylor Mine in Jackson County has similar requirements to those described above for mining and reclamation. The Jackson County Zoning, Planning and POWTS Department administers the mining program at Taylor. Air emissions for both sites are regulated by the Wisconsin Department of Natural Resources, Bureau of Air Management. Mammoth monitors air emissions at both sites and has current permits. 12.2 Compliance Mine safety is regulated by the federal government by MSHA as are all surface mining operations. MSHA inspects the facilities a minimum of twice yearly. Mammoth’s safety record compares favorably with its regional peers. Based on our review of information provided by Mammoth and available public information, it is BOYD’s opinion that the Taylor and Piranha record of compliance with applicable mining, water quality, and environmental regulations is generally acceptable for that of the industry. BOYD is not aware of any regulatory violation or compliance issue which would materially impact the frac sand reserve estimates at either operation. 13-1 JOHN T. BOYD COMPANY 13.0 INTERPRETATION AND CONCLUSIONS 13.1 Findings Based on our independent technical review and geoscientific study of the Taylor and Piranha mines, BOYD concludes: • Sufficient data have been obtained through the site exploration and sampling program and mining operations to support the geological interpretations of seam thickness, grain size distribution and API quality for the portions of the sand underlying the controlled property. The data are of sufficient quantity and reliability to reasonably support the sand resource and sand reserve estimates in this technical report summary. • Estimates of proppant sand reserves reported herein are reasonably and appropriately supported by technical studies, which consider mining plans, revenue, and operating and capital cost estimates. • The 62 million product tons of frac sand reserves (as of December 31, 2021) estimated for the two mines (Piranha at 38 million and Taylor at 24 million) are economically extractable under reasonable expectations of market volumes and pricing for proppant sand products, estimated operation costs, and capital expenditures. • There are no other relevant data or information material to the Piranha or Taylor mines that is necessary to make this technical report summary not misleading. 13.2 Significant Risks and Uncertainties As with any mining project there are certain inherent risks associated with the overall operation of a facility. Mammoth has sufficiently mitigated operational risk through obtaining sufficient geologic sampling information and analysis for classifying the mineral reserve base. However, it should be noted that frac sand is generally marketed exclusively to the energy industry which has historically been a volatile industry.